Exhibit 10.1

Execution Version

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of March 24, 2014, by and between Four Oaks Fincorp, Inc., a North Carolina corporation (the “Company”), and Kenneth R. Lehman (the “Investor”).

RECITALS

WHEREAS, the Company wishes to raise capital by conducting a rights offering pursuant to which the Company’s stockholders will have a first priority right to purchase shares of common stock from the Company.

WHEREAS, the Investor wishes to purchase shares of common stock from the Company, and is willing to assist the Company in completing the rights offering by committing to purchase shares of the Company’s common stock in exchange for the Company’s commitment to issue such shares of common stock to him, all pursuant to the terms set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

ARTICLE 1:
DEFINITIONS

1.1    Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Acquisition Proposal” means (a) any proposal or offer with respect to a merger, joint venture, partnership, consolidation, dissolution, liquidation, tender offer, recapitalization, reorganization, rights offering, share exchange, business combination or similar transaction involving the Company or the Bank that, if consummated, would result in any Person becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 25% or more of the total voting power of any class of equity securities of the Company or the Bank or 25% or more of the consolidated total assets (including, without limitation, equity securities of any subsidiaries) of the Company and (b) any acquisition by any Person resulting in, or proposal or offer, that, if consummated, would result in any Person becoming the beneficial owner, directly or indirectly, in one or a series of related transactions, of 25% or more of the total voting power of any class of equity securities of the Company or the Bank or 25% or more of the consolidated total assets (including, without limitation, equity securities of any subsidiaries) of the Company, in each case other than the transactions contemplated by this Agreement.

“Action” means any action, suit, inquiry, notice of violation, Proceeding or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Aggregate Securities” has the meaning set forth in Section 2.1(b).

“Agreement” has the meaning set forth in the Preamble.

“Asset Resolution Plan” has the meaning set forth in Section 4.9.

“Bank” means Four Oaks Bank & Trust Company, Four Oaks, North Carolina.

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“Basic Subscription Rights” has the meaning set forth in Section 4.10.

“Burdensome Condition” has the meaning set forth in Section 5.1(g).

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” means the later of (i) the fifth business day after the Company has received the final Required Approval referred to in Section 3.1(e) and the Investor has received the approval and nonobjection referred to in Section 3.2(m); (ii) a date mutually agreed upon by the Company and the Investor promptly after the conclusion of the offering period relating to the Rights Offering; and (iii) such other date as may be agreed upon by the Company and the Investor.

“Code” means the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder.

“Commission” means the Securities and Exchange Commission.

“Committed Securities” has the meaning set forth in Section 2.1(a).

“Common Stock” means the Company’s common stock, $1.00 par value, and also includes any securities into which the Common Stock may hereafter be reclassified or changed.

“Company Counsel” means Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

“Company Deliverables” has the meaning set forth in Section 2.3(a).

“Company Indemnified Person” has the meaning set forth in Section 4.4(b).

“Company Reports” has the meaning set forth in Section 3.1(hh).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers of the Company having responsibility for the matter or matters that are the subject of the statement after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“CRA” has the meaning set forth in Section 3.1(jj).

“DOJ” means the U.S. Department of Justice.

“DOJ Investigation” means the DOJ’s investigation of the Bank relating to the subpoena issued by the DOJ on May 20, 2013.

“DTA” has the meaning set forth in Section 3.1(l).

“Environmental Laws” has the meaning set forth in Section 3.1(n).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder.

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“ERISA Affiliate”, as applied to the Company, means any Person under common control with the Company, who together with the Company, is treated as a single employer within the meaning of Section 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDIC” means the Federal Deposit Insurance Corporation.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means U.S. generally accepted accounting principles, as applied by the Company.

“Indemnified Person” has the meaning set forth in Section 4.4(c).

“Indemnifying Person” has the meaning set forth in Section 4.4(c)

“Intellectual Property” has the meaning set forth in Section 3.1(t).

“Initial Purchase” has the meaning set forth in Section 2.1(a).

“Initial Securities” has the meaning set forth in Section 2.1(a).

“Investor Indemnified Person” has the meaning set forth in Section 4.4(a).

“Lien” means any lien, charge, claim, encumbrance, security interest, or other restrictions of any kind.

“Material Adverse Effect” means any circumstance, event, change, development or other effect that, individually or in the aggregate, has resulted in or would be reasonably expected to result in (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect either occurred or which to the Company’s Knowledge will occur on the results of operations, assets, properties, business, condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) any material adverse impact on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement; provided, that in determining whether a Material Adverse Effect has occurred, there shall be excluded any effect to the extent resulting from the following: (A) changes, after the date hereof, in U.S. GAAP or regulatory accounting principles generally applicable to banks, savings associations or their holding companies, (B) changes, after the date hereof, in applicable laws, rules and regulations or interpretations thereof by any court, administrative agency or other governmental authority, whether federal, state, local or foreign, or any applicable industry self-regulatory organization, (C) actions or omissions of the Company expressly required by the terms of this Agreement or taken with the prior written consent of the Investor, (D) changes, after the date hereof, in general economic, monetary or financial conditions, (E) changes in the market price or trading volumes of the Common Stock (but not the underlying causes of such changes), (F) changes in global or national political conditions, including the outbreak or escalation of war (whether or not declared) or acts of terrorism, or the impact of any earthquake, hurricane, tornado or other natural disasters, (G) any matter set forth in Schedule 3.1(m), including public disclosure thereof, and (H) the public disclosure of this Agreement or the transactions contemplated hereby; except, with respect to clauses (A), (B), (D) and (F), to the extent that the effects of such changes have a disproportionate effect on the Company and the Subsidiaries, taken as a whole, relative to other similarly situated banks, savings associations or their holding companies generally.

“Material Contract” means any contract required to be filed by the Company pursuant to Item 601 of Regulation S-K.

“Material Permits” has the meaning set forth in Section 3.1(r).

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“Money Laundering Laws” has the meaning set forth in Section 3.1(gg).

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA to which the Company or any ERISA Affiliate is making, or is accruing an obligation to make, contributions or has made, or been obligated to make, contributions within the preceding six (6) years.

“New Security” has the meaning set forth in Section 4.7(a).

“NCCOB” means the North Carolina Office of the Commissioner of Banks.

“OFAC” has the meaning set forth in Section 3.1(ff).

“Optioned Securities” has the meaning set forth in Section 2.1(b).

“Outside Date” means September 30, 2014.

“Oversubscription Privilege” has the meaning set forth in Section 4.10(b).

“Pension Plan” means any employee pension benefit plan within the meaning of Section 3(2) of ERISA, other than a Multiemployer Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA and which (i) is maintained for employees of the Company or any of its ERISA Affiliates or (ii) has at any time during the last six (6) years been maintained for the employees of the Company or any current or former ERISA Affiliate.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, other entity or governmental authority.

“Press Release” has the meaning set forth in Section 4.3.

“Proceeding” means an action, claim, suit, or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Proposed Settlement Agreement” has the meaning set forth in Section 4.15.

“Prospectus” means the final prospectus, including any information relating to the offer and sale of rights and Common Stock in the Rights Offering, that is filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A of the Securities Act to be part of such Registration Statement, each as amended, for use in connection with the offer and sale of such securities.

“Registration Statement” means the Company’s Registration Statement on Form S-1 relating to the Rights Offering, together with all exhibits thereto and the Prospectus and any prospectus supplement, relating to the offer and sale of rights and Common Stock in the Rights Offerings.

“Regulatory Agreement” has the meaning set forth in Section 3.1(jj).

“Required Approvals” has the meaning set forth in Section 3.1(e).

“Response Period” has the meaning set forth in Section 4.7(b).

“Restricted Stock Plan” has the meaning set forth in Section 4.8.

“Rights Offering” has the meaning set forth in Section 4.10.

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“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such rule.

“SEC Reports” has the meaning set forth in Section 3.1(i).

“Secretary’s Certificate” has the meaning set forth in Section 2.3(a).

“Securities” has the meaning set forth in Section 2.1(b).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Significant Subsidiaries” has the meaning set forth in Section 3.1(b).

“Subscription Price” shall mean $1.00 per share of Common Stock.

“Subscription Proposals” has the meaning set forth in Section 4.7(c).

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Superior Proposal” means any bona fide written Acquisition Proposal that the Board of Directors of the Company determines in good faith (after consultation with Company Counsel and a financial advisor of nationally recognized reputation) is more favorable from a financial point of view to the holders of Common Stock than the transactions contemplated by this Agreement, taking into account (a) all financial considerations, (b) the identity of the Person making such Acquisition Proposal, (c) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal and (d) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company and the Bank, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Board of Directors of the Company.

“Superior Proposal Recommendation” has the meaning set forth in Section 4.14(b).

“Transaction Documents” means this Agreement and the schedules and exhibits attached hereto, and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means the Registrar & Transfer Company, or any successor transfer agent for the Company.

“U.S. Sanctions Laws” has the meaning set forth in Section 3.2(o).

“Work-Out Assets” has the meaning set forth in Section 4.9.

ARTICLE 2:
PURCHASE AND SALE

2.1    The Aggregate Securities.

(a)    The Committed Purchase. The Investor hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Investor, for the Subscription Price per share, the lesser of (i) 10,000,000 shares of Common Stock, (ii) if the Company shall conduct the Rights Offering, all shares of Common Stock not purchased by stockholders exercising their Basic Subscription Rights, and (iii) the maximum number of shares of Common Stock that may be issued to the Investor without causing an “ownership change” under Section 382(g) of the

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Code (based on all shares of Common Stock outstanding at the completion of the transaction) (the “Committed Securities”). Within ten business days after execution of this Agreement, the Company and the Investor shall complete the sale of 875,000 shares of Common Stock to the Investor (the “Initial Purchase”), which shall include payment of $875,000 by the Investor and the issuance of a certificate by the Company to the Investor for 875,000 shares of Common Stock (the “Initial Securities”) on a mutually agreeable closing date.

(b)    The Right of First Refusal. In addition to the shares that the Investor is required to purchase pursuant to Section 2.1(a), the Investor shall have the right of first refusal to purchase, for the Subscription Price per share, the lesser of (i) 6,000,000 shares of Common Stock, (ii) if the Company shall conduct the Rights Offering, all shares of Common Stock not purchased by stockholders exercising their Basic Subscription Rights, and (iii) the maximum number of shares of Common Stock that may be issued to the Investor without causing an “ownership change” under Section 382(g) of the Code (based on all shares of Common Stock outstanding at the completion of the transaction) (the “Optioned Securities”). The Investor shall notify the Company of the number of shares he wishes to purchase pursuant to this Section 2.1(b) within five (5) days after receiving written notification stating the number of shares for which subscriptions were received upon the exercise of Basic Subscription Rights and the Over-Subscription Privilege in any Rights Offering, and, if a Rights Offering shall not have been conducted, then prior to five (5) days before the Closing Date. The Shares of Common Stock described in subsections (a) and (b) of this Section 2.1 that the Investor is required and/or entitled to purchase after the Initial Purchase are referred to as the “Securities”, which combined with the Initial Securities, will equal the “Aggregate Securities.” The Company agrees that, notwithstanding anything to the contrary in this Agreement, if for any reason it shall not conduct or consummate the Rights Offering, it shall still permit the Investor to purchase the Aggregate Securities.

2.2    Closing. Subject to the terms and conditions set forth in this Agreement, at the closing (the “Closing”) the following shall occur concurrently: (i) the Investor shall deliver payment for the Securities to the Company and (ii) the Company shall issue and deliver the Securities to the Investor. The Closing shall take place on the Closing Date at 10:00 a.m., Eastern Time, at the offices of Company Counsel, or remotely by facsimile transmission or other electronic means or at such other time or location as the parties may mutually agree. It is understood by the parties to this Agreement that the closing for the Initial Securities will occur prior to the Closing for the Securities. For the avoidance of doubt, it is further understood by the parties that the Securities to be paid for and issued and delivered at the Closing shall consist of (i) the Committed Securities, minus the Initial Securities, and (ii) any or all of the Optioned Securities as the Investor elects to purchase.

2.3    Closing Deliveries.

(a)    The Company Deliverables. At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to the Investor the following (the “Company Deliverables”):

(i)    stock certificates representing the Securities registered in the name of the Investor (provided that with reasonable notice, the Investor may request that the Securities be delivered in book-entry form);

(ii)    a legal opinion of Company Counsel, dated as of the Closing Date and in substantially the form attached hereto as Exhibit A executed by such counsel and addressed to the Investor;

(iii)    the certificate of the Secretary of the Company, in the form attached hereto as Exhibit B (the “Secretary’s Certificate”), dated as of the Closing Date;

(iv)    the Compliance Certificate referred to in Section 5.1(f), the form of which is attached hereto as Exhibit C; and

(v)    the accounting letter referred to in Section 3.1(l);

(vi)    a registration rights agreement substantially in the form of Exhibit D hereto; and

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(vii)    a closing statement setting forth the Aggregate Securities being purchased by the Investor and the calculations necessary to demonstrate the Company’s ability to preserve its DTA.

(b)    The Investor Deliverables. At or prior to the Closing, the Investor shall deliver payment for the Securities by wire transfer to the Company in accordance with the Company’s written instructions.

ARTICLE 3:
REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and as of the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date), to the Investor that, except for the disclosure schedules delivered to the Investor:

(a)    Subsidiaries.  The Company has no direct or indirect Subsidiaries other than as set forth in Exhibit E. The Company owns, directly or indirectly, all of the capital stock or comparable equity interests of each Subsidiary free and clear of any and all Liens, and all of the issued and outstanding shares of capital stock or comparable equity interest of each Subsidiary are validly issued and are fully paid, non-assessable (to the extent such concept is applicable to an equity interest of a Subsidiary) and free of preemptive and similar rights to subscribe for or purchase securities. No equity security of any Subsidiary is or may be required to be issued by reason of any option, warrant, script, preemptive right, right to subscribe to, gross-up right, call or commitment of any character whatsoever relating to, or security or right convertible into, shares of any capital stock of such Subsidiary, and there are no contracts, commitments, understandings or arrangements by which any Subsidiary is bound to issue additional shares of its capital stock, or any option, warrant or right to purchase or acquire any additional shares of its capital stock. Except in respect of the Subsidiaries, the Company does not beneficially own, directly or indirectly, more than 5% of any class of equity securities or similar interests of any corporation, bank, business trust, association or similar organization, and is not, directly or indirectly, a partner in any partnership or party to any joint venture. The Company beneficially owns all of the outstanding capital securities and has sole Control of the Bank.

(b)    Organization and Qualification. The Company and each of its “Significant Subsidiaries” (as defined in Rule 1-02 of Regulation S-X) (“Significant Subsidiaries”) is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own or lease and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Significant Subsidiary is in violation of any of the provisions of its respective articles or certificate of incorporation, bylaws or other organizational or charter documents. The Company and each of its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not in the reasonable judgment of the Company be expected to have a Material Adverse Effect. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended. The Bank’s deposit accounts are insured up to applicable limits by the FDIC, and all premiums and assessments required to be paid in connection therewith have been paid when due (after giving effect to any applicable extensions). The Company and each of its Significant Subsidiaries have conducted their respective businesses in material compliance with all applicable federal, state and foreign laws, orders, judgments, decrees, rules, regulations and applicable stock exchange requirements, including all laws and regulations restricting activities of bank holding companies and banking organizations, except for any noncompliance that, individually or in the aggregate, has not had and would not be reasonably expected to have a Material Adverse Effect.

(c)    Authorization, Enforcement, Validity. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by each of the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder, including, without limitation, to issue the Aggregate Securities in accordance with the terms hereof. The Company’s execution and delivery of each of the Transaction Documents to which it is a party and the consummation by it of the transactions contemplated thereby (including, but not limited to, the sale and delivery of the Aggregate Securities) have been duly authorized by all

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necessary corporate action on the part of the Company, and no further corporate action is required by the Company, its Board of Directors or its shareholders in connection therewith other than in connection with the Required Approvals. Each of the Transaction Documents to which it is a party has been (or upon delivery will have been) duly executed by the Company and is, or when delivered in accordance with the terms hereof, will constitute the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law. There are no shareholder agreements, voting agreements, or other similar arrangements with respect to the Company’s capital stock to which the Company is a party or, to the Company’s Knowledge, between or among any of the Company’s shareholders.

(d)    No Conflicts. The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation by the Company of the transactions contemplated hereby or thereby (including, without limitation, the issuance of the Aggregate Securities) do not and will not (i) conflict with or violate any provisions of the Company’s or any Subsidiary’s articles or certificate of incorporation, bylaws or otherwise result in a violation of the organizational documents of the Company or any Subsidiary, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would result in a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Significant Subsidiary or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any Material Contract, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal and state securities laws and regulations and the rules and regulations, assuming, without investigation, the correctness of the representations and warranties made by the Investor herein, of any self-regulatory organization to which the Company or its securities are subject), or by which any property or asset of the Company is bound or affected, except in the case of clauses (ii) and (iii) such as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Other than as set forth in Schedule 3.1(d), the acquisition by Investor of the Aggregate Securities does not trigger any change of control provisions of any Material Contract, including any benefit plan, employment contract or other agreement to which the Company or any of its Subsidiaries is a party or is bound, the effect of which is to trigger any severance or other payments.

(e)    Filings, Consents and Approvals. Neither the Company nor any of its Subsidiaries is required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self regulatory organization or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents (including, without limitation, the issuance of the Aggregate Securities), other than (i) consents, waivers, authorizations or filings required by the terms of the Regulatory Agreements identified in Schedule 3.1(jj), (ii) filings required by applicable state securities laws, (iii) the filing of a Notice of Exempt Offering of Securities on Form D with the Commission under Regulation D of the Securities Act, and (iv) those that have been made or obtained prior to the date of this Agreement (collectively, the “Required  Approvals”). Within five days of the date of this Agreement, the Company will file applications and/or notices requesting the Required Approvals identified in Subsection 3.1(e)(i).

(f)    Issuance of the Securities. The issuance of the Aggregate Securities and the shares of Common Stock issued in any Rights Offering have been duly authorized and the Aggregate Securities and such Common Stock, when issued and paid for in accordance with the terms of the Transaction Documents or Prospectus, as applicable, will be duly and validly issued, fully paid and non-assessable and free and clear of all Liens, other than restrictions on transfer provided for in the Transaction Documents or imposed by applicable securities laws, and shall not be subject to preemptive or similar rights. Assuming, without investigation, the truth and accuracy of the representations and warranties of the Investor in this Agreement, the Aggregate Securities and any Common Stock issued in the Rights Offering will be issued in compliance with all applicable federal and state securities laws.

(g)    The Rights Offering. If the Company shall conduct the Rights Offering, then prior to the Closing Date, the Registration Statement relating to the Rights Offering will have been declared effective by the

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Commission and no stop order will have been issued with respect thereto and no Proceedings therefor will have been initiated or, to the Company’s Knowledge, threatened by the Commission, and any request on the part of the Commission for additional information will have been complied with. On the effective date, the Registration Statement will comply in all material respects with the requirements of the Securities Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, the Registration Statement and the Prospectus will not include an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Investor expressly for use in the Registration Statement or in the Prospectus.

(h)    Capitalization. The authorized capital stock of the Company consists of 80,050,000 shares of capital stock, of which (i) 80 million shares are currently designated as shares of common stock and (ii) 50,000 shares are designated as shares of Preferred Stock. As of the date hereof, there are 7,977,658.4780 shares of Common Stock issued and outstanding, and no shares of Preferred Stock issued and outstanding. The number of shares and type of all authorized, issued and outstanding capital stock, options and other securities of the Company (whether or not presently convertible into or exercisable or exchangeable for shares of capital stock of the Company) has been set forth in the Company’s 2012 audited financial statements and has changed since the date of such audited financial statements only due to stock grants or other equity awards or stock option exercises or issuances pursuant to any dividend reinvestment or employee stock purchase plan that do not, individually or in the aggregate, have a material effect on the issued and outstanding capital stock, options and other securities. All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and non-assessable, have been issued in compliance in all material respects with all applicable federal and state securities laws, and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase any capital stock of the Company. Other than as set forth above: (i) no shares of the Company’s outstanding capital stock are subject to preemptive rights or any other similar rights; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or a Significant Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or a Significant Subsidiary is or may become bound to issue additional shares of capital stock of the Company or a Significant Subsidiary or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or a Significant Subsidiary, other than those issued or granted pursuant to Material Contracts or equity or incentive plans or arrangements described in the footnotes to the Company’s 2012 audited financial statements; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing indebtedness of the Company or a Significant Subsidiary or by which the Company or Significant Subsidiary is bound other than deposit, repurchase and borrowing obligations or facilities of the Bank incurred in the ordinary course of business, or as set forth in the SEC Reports; (iv) there are no agreements or arrangements under which the Company or a Significant Subsidiary is obligated to register the sale of any of its securities under the Securities Act; (v) there are no outstanding securities or instruments of the Company that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or a Significant Subsidiary is or may become bound to redeem a security of the Company or a Significant Subsidiary; and (vi) neither the Company nor any Significant Subsidiary has any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. There are no securities or instruments of the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Aggregate Securities or shares of Common Stock in the Rights Offering.

(i)    SEC Reports.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it under the Exchange Act, including pursuant to Section l3(a) or 15(d) thereof, since January 1, 2012 (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective filing dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports,

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when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The SEC Reports, including the documents incorporated by reference in each of them, each contained substantially all of the information required to be included in it. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

(j)    Financial Statements. The financial statements of the Company and its Subsidiaries contained in the SEC Reports have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the balance sheet of the Company and its consolidated Subsidiaries taken as a whole as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, which would not be material, either individually or in the aggregate.

(k)    Tax Matters. The Company and each of its Subsidiaries has (i) filed all material foreign, U.S. federal, state and local tax returns, information returns and similar reports that are required to be filed, and all such tax returns are true, correct and complete in all material respects, and (ii) paid all material taxes required to be paid by it and any other material assessment, fine or penalty levied against it other than taxes (x) currently payable without penalty or interest, or (y) being contested in good faith by appropriate Proceedings.

(l)    Deferred Tax Asset; Ownership Change Under Code Section 382(g). As of December 31, 2012, and September 30, 2013, the Company had a total deferred tax asset (“DTA”) of $22.6 million and $22.0 million, a valuation allowance of $21.7 million and $21.5 million, and a net deferred tax asset of $884,000 and $496,000, respectively. At or prior to the Closing, the Company will have received a letter from an independent accounting firm stating that (i) the issuance of the Aggregate Securities pursuant to the transactions contemplated by this Agreement should not cause the Company to undergo an “ownership change” for purposes of Section 382 of the Code, (ii) there should be no adverse tax or accounting consequences of the issuance of the Aggregate Securities pursuant to the transactions contemplated by this Agreement, (iii) the structure of the transaction should preserve the Company’s DTA (subject to any valuation allowance), and (iv) that the application of GAAP and Section 382 of the Code should not have a materially unfavorable effect on the benefit the Investor expects the Company to achieve in the transaction.

(m)    Material Changes. Other than as disclosed in the SEC Reports or as set forth in Schedule 3.1(m), since December 31, 2012, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock, (v) the Company has not issued any equity securities to any officer, director or Affiliate, except stock grants or other equity awards or stock option exercises or issuances pursuant to any dividend reinvestment or employee stock purchase plan, and (vi) there has not been any material change or amendment to, or any waiver of any material right by the Company under, any Material Contract under which the Company or any of its Subsidiaries is bound or subject.

(n)    Environmental Matters.  Neither the Company nor any of its Subsidiaries is, to the Company’s Knowledge (i)  in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), (ii)  liable for any off-site disposal or contamination pursuant to any Environmental Laws, or (iii)  subject to any pending claim relating to any Environmental Laws; in each case, which violation, contamination, liability or claim has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and there is no pending or, to the Company’s Knowledge, threatened investigation that might lead to a claim of the type described in (iii) above.

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(o)    Litigation. Other than as set forth in Schedule 3.1(o), there is no Action that (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the transactions contemplated thereby (including the issuance of the Aggregate Securities to the Investor or the issuance of the Common Stock in the Rights Offering), or (ii) is reasonably likely to have a Material Adverse Effect, individually or in the aggregate, if there were an unfavorable decision. Neither the Company nor any Subsidiary, nor any director or officer thereof in their capacity as an officer or director of the Company or any Subsidiary and in respect of actions or inactions in respect of such capacity, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty that has not been settled, terminated or dismissed prior to the date hereof. There are no outstanding orders, judgments, injunctions, awards or decrees of any court, arbitrator or governmental or regulatory body against the Company or any executive officers or directors of the Company in their capacities as such, which individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

(p)    Employment Matters.  No labor dispute exists or, to the Company’s Knowledge, is imminent with respect to any of the employees of the Company or any Significant Subsidiary that would have or reasonably be expected to have a Material Adverse Effect. To the Company’s Knowledge, no executive officer of the Company or any Significant Subsidiary is, or is now reasonably expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of a third party, and to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any Subsidiary to any liability with respect to any such contract, agreement or covenant. The Company and each of its Significant Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(q)    Compliance.  Other than as set forth in Schedule 3.1(q), neither the Company nor any of its Subsidiaries (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any of its Subsidiaries under), nor has the Company or any of its Subsidiaries received written notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (ii) is in violation of any order of which the Company has been made aware in writing of any court, arbitrator or governmental body having jurisdiction over the Company or its Subsidiaries or their respective properties or assets, or (iii) is in violation of, or in receipt of written notice that it is in violation of, any statute, rule, regulation, policy or guideline of any governmental authority or self-regulatory organization applicable to the Company or any of its Subsidiaries, or which would have the effect of revoking or limiting FDIC deposit insurance, except in each case as would not have or reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(r)    Regulatory Permits.  The Company and each of its Subsidiaries possess or have applied for all certificates, authorizations, consents and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted, except where the failure to possess such permits, individually or in the aggregate, has not and would not reasonably be expected to have a Material Adverse Effect (“Material Permits”), and (i) neither the Company nor any of its Subsidiaries has received any notice in writing of Proceedings relating to the revocation or material adverse modification of any such Material Permits and (ii) the Company is unaware of any facts or circumstances that would give rise to the revocation or material adverse modification of any Material Permits.

(s)    Title to Assets.  The Company and its Subsidiaries have good and marketable title to all real property and tangible personal property owned by them that is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all Liens except such as do not materially affect the value of such property or do not materially interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material

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and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(t)    Patents and Trademarks. The Company and its Subsidiaries own, possess, license, or can acquire on reasonable terms, or have other rights to use all foreign and domestic patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, inventions, trade secrets, technology, Internet domain names, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted, except where the failure to own, possess, license or have such rights would not have or reasonably be expected to have a Material Adverse Effect. Except where such violations or infringements would not have or reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (a) there are no rights of third parties to any such Intellectual Property other than licensed Intellectual Property; (b) to the Company’s Knowledge, there is no infringement by third parties of any such Intellectual Property; (c) there is no pending or, to the Company’s Knowledge, threatened action, suit, Proceeding or claim by others challenging the Company’s and its Subsidiaries’ rights in or to any such Intellectual Property (other than licensed Intellectual Property in which case to the Company’s Knowledge there is no such action suit, Proceeding or claim by others pending or threatened); (d) there is no pending or, to the Company’s Knowledge, threatened action, suit, Proceeding or claim by others challenging the validity or scope of any such Intellectual Property (other than licensed Intellectual Property in which case to the Company’s Knowledge there is no such action suit, Proceeding or claim by others pending or threatened); and (e) there is no pending, or to the Company’s Knowledge, threatened Proceeding by others that the Company and/or any Subsidiary infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others.

(u)    Insurance.  The Company and each of the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes to be prudent and customary in the businesses and locations in which and where the Company and the Subsidiaries are engaged. Neither the Company nor any of its Subsidiaries has received any notice of cancellation of any such insurance, nor, to the Company’s Knowledge, will it or any Subsidiary be unable to renew their respective existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v)    Transactions with Affiliates and Employees.  Other than as disclosed in the SEC Reports, none of the officers or directors of the Company and, to the Company’s Knowledge, none of the employees of the Company, is presently a party to any transaction with the Company or to a presently contemplated transaction (other than for services as employees, officers and directors or loans made in the ordinary course of business in accordance with the requirements of Regulation O of the FRB) that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated under the Securities Act.

(w)    Certain Fees.  Except as set forth in Schedule 3.1(w), no person will have, as a result of the transactions contemplated by this Agreement, any valid right, interest or claim against or upon the Company or the Investor for any commission, financial advisory, brokerage or finder’s fee or similar compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(x)    Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(y)    Investment Company. Neither the Company nor any of its Subsidiaries is required to be registered as, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940.

(z)    Unlawful Payments. Neither the Company nor any of its Subsidiaries, nor to the Company’s Knowledge, any directors, officers, employees, agents or other Persons acting at the direction of or on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Significant Subsidiaries: (a) directly or indirectly, used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to foreign or domestic political activity; (b) made any direct or indirect

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unlawful payments to any foreign or domestic governmental officials or employees or to any foreign or domestic political parties or campaigns from corporate funds; (c) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (d) made any other unlawful bribe, rebate, payoff, influence payment, kickback or other material unlawful payment to any foreign or domestic government official or employee.

(aa)    Application of Takeover Protections: Rights Agreements. The Company has not adopted any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable the North Carolina Control Share Acquisition Act or any other control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s Articles of Incorporation or other organizational documents or the laws of North Carolina or otherwise that is or could become applicable to the Investor solely as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Aggregate Securities and the Investor’s ownership of the Aggregate Securities.

(bb)    Disclosure. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and/or as may otherwise be disclosed on the Press Release issued pursuant to Section 4.3.

(cc)    Off Balance Sheet Arrangements. There is no off balance sheet arrangement that meets the definition set forth in Item 303(a)(4)(ii) of Regulation S-K that has not been disclosed to the Investor and would have or reasonably be expected to have a Material Adverse Effect.

(dd)    Acknowledgment Regarding Investor’s Acquisition of the Aggregate Securities. The Company acknowledges and agrees that the Investor is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby.

(ee)    Absence of Manipulation. The Company has not, and to the Company’s Knowledge no one acting on its behalf and at its request, direction or encouragement has, taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the public trading price of the Common Stock to facilitate the sale or resale of any of the Aggregate Securities.

(ff)    OFAC.   Neither the Company nor any Subsidiary nor, to the Company’s Knowledge, any director, officer, agent, employee, Affiliate or Person acting on behalf of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not knowingly use the proceeds of the sale of the Aggregate Securities, towards any sales or operations in Cuba, Iran, Syria, Sudan, Myanmar or any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to any U.S. sanctions administered by OFAC.

(gg)    Money Laundering Laws. Except as set forth in Schedule 3.1(m) and Schedule 3.1(o), the operations of each of the Company and any Subsidiary are in compliance in all material respects with the money laundering statutes of applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Money Laundering Laws”) and to the Company’s Knowledge, no action, suit or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company and/or any Subsidiary with respect to the Money Laundering Laws is pending or threatened.

(hh)    Reports, Registrations and Statements. Since December 31, 2011, the Company and each Subsidiary have filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the FRB, the NCCOB and the FDIC and any other applicable federal or state banking

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authorities, except where the failure to file any such report, registration or statement would not have or reasonably be expected to have a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” All such Company Reports were filed on a timely basis or the Company or the applicable Subsidiary, as applicable, received a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with all the rules and regulations promulgated by the FRB, the NCCOB and the FDIC and any other applicable foreign, federal or state banking authorities, as the case may be.

(ii)    Regulatory Capitalization. As of February 28, 2014, the Bank meets or exceeds the standards necessary to be considered “well capitalized” under the FDIC’s regulatory framework for prompt corrective action.

(jj)    Agreements with Regulatory Agencies: Compliance with Certain Banking Regulations. Except as set forth in Schedule 3.1(jj), neither the Company nor any Subsidiary is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since December 31, 2008, has adopted any board resolutions at the request of, any governmental entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its operations or business (each item in this sentence, a “Regulatory Agreement”), nor has the Company or any Subsidiary been advised since December 31, 2010 by any governmental entity that it intends to issue, initiate, order, or request any such Regulatory Agreement.

The Company has no Knowledge of any facts and circumstances, and has no reason to believe that any facts or circumstances exist, that would cause its Subsidiary banking institution: (i) to be deemed not to be in satisfactory compliance with the Community Reinvestment Act (“CRA”) and the regulations promulgated thereunder or to be assigned a CRA rating by federal or state banking regulators of lower than “satisfactory”; (ii) to be operating in violation, in any material respect, of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by OFAC, or any other anti-money laundering statute, rule or regulation; or (iii) not to be in satisfactory compliance, in any material respect, with all applicable privacy of customer information requirements contained in any applicable federal and state privacy laws and regulations as well as the provisions of all information security programs adopted by the Subsidiary.

(kk)    Risk Management Instruments. Except as has not had or would not reasonably be expected to have a Material Adverse Effect, since January 1, 2011, all material derivative instruments, including swaps, caps, floors and option agreements, whether entered into for the Company’s own account, or for the account of one or more of the Company Subsidiaries, were entered into (1) only in the ordinary course of business, (2) in accordance with prudent practices and in all material respects with all applicable laws, rules, regulations and regulatory policies, and (3) with counterparties believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of the Company or one of the Subsidiaries, enforceable in accordance with its terms. Neither the Company nor the Subsidiaries, nor, to the Company’s Knowledge, any other party thereto, is in breach of any of its material obligations under any such agreement or arrangement.

(ll)    ERISA. The Company and each ERISA Affiliate is in compliance in all material respects with all presently applicable provisions of ERISA; no “reportable event” described in Section 4043 of ERISA (other than an event for which the 30-day notice requirement has been waived by applicable regulation) has occurred with respect to any Pension Plan for which the Company would have any liability that would reasonably be expected to have a Material Adverse Effect; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any Pension Plan; or (ii) Sections 412 or 4971 of the Code that would reasonably be expected to have a Material Adverse Effect; and each Pension Plan for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, to the Company’s Knowledge, whether by action or by failure to act, which would cause the loss of such qualification.

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(mm)    No Bad Actor Disqualification under Rule 506(d) of Regulation D. Neither the Company, any director or executive officer of the Company, any other officer participating in the offering, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, any promoter connected with the Company, any person that has been or will be paid remuneration for solicitation of purchasers in connection with the sale of securities, nor any other person covered by Rule 506(d) of Regulation D, as amended, have been guilty of, have engaged in or are subject to any of the “bad actor” disqualification criteria of such Rule (other than the disqualification criteria covered by Rule 506(d)(2) and (d)(3)). The Company has conducted a factual inquiry into whether any disqualifications exist, and has used care deemed reasonable under all of the circumstances in connection with such inquiry.

3.2    Representations and Warranties of the Investor.  The Investor hereby represents and warrants as of the Closing Date to the Company as follows:

(a)    Authority.  The Investor is a natural person with full power and authority to execute and deliver the applicable Transaction Documents and perform the transactions contemplated hereby and thereby. Each of the applicable Transaction Documents has been duly executed by the Investor, and when delivered by the Investor in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)    No Conflicts.  The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the transactions contemplated hereby and thereby will not (i) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Investor is a party, or (ii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Investor, except in the case of clause (i) above, for such conflicts, defaults, rights or violations that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform his obligations hereunder.

(c)    Investment Intent. The Investor is acquiring the Aggregate Securities as principal for his own account and not with a view to, or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities laws, provided, that by making the representations herein, other than as set forth herein, the Investor does not agree to hold any of the Aggregate Securities for any minimum period of time and reserves the right at all times to sell or otherwise dispose of all or any part of the Aggregate Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. The Investor does not presently have any agreement, plan or understanding, directly or indirectly, with any Person to distribute or effect any distribution of any of the Aggregate Securities to or through any Person.

(d)    Investor Status. At the time the Investor was offered the Aggregate Securities, he was, and at the date hereof he is, and as of the Closing he will be, an “accredited investor” as defined in Rule 501(a) under the Securities Act.

(e)    Reliance.  The Company is entitled to rely upon this Agreement and is irrevocably authorized to produce this Agreement or a copy hereof to (A) any regulatory authority having jurisdiction over the Company and its affiliates and (B) any interested party in any administrative or legal Proceeding or official inquiry with respect to the matters covered hereby, in each case, to the extent required by any court or governmental authority to which the Company is subject and consistent with applicable law, provided that the Company provides the Investor with prior written notice of such disclosure.

(f)    No Projections. The Investor understands and acknowledges that the future operating results or financial performance of the Company, and the value of the Aggregate Securities, are impossible to predict, and acknowledges and agrees that no representation of any kind whatsoever has been made by the Company or any of its

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Affiliates with respect to the future operating results or financial performance of the Company, or the value of the Aggregate Securities, and that any such representation with respect to such matters (including any financial or statistical projections, budgets or pro forma financial statements for any future period), if made or provided, has not been relied upon by Investor in making his investment in the Company.

(g)    Direct Purchase. Investor is acquiring the Aggregate Securities directly from the Company and not from any placement agent or other party.

(h)    Experience and Financial Capability of the Investor.  The Investor has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Aggregate Securities, and has so evaluated the merits and risks of such investment. The Investor has the financial capability to consummate the Closing on the terms and conditions contemplated by this Agreement and is able to bear the economic risk of an investment in the Aggregate Securities.

(i)    Access to Information. The Investor acknowledges that he has been afforded (i) the opportunity to ask such questions as he has deemed necessary of, and to receive answers from, management and other representatives of the Company concerning the terms and conditions of the offering of the Aggregate Securities and the merits and risks of investing in the Aggregate Securities and any such questions have been answered to the Investor’s reasonable satisfaction; (ii) access to information about the Company and the Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable him to evaluate his investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or his representatives or counsel shall modify, amend or affect the Investor’s right to rely on the truth, accuracy and completeness of the Company’s representations and warranties contained in the Transaction Documents. Investor has no actual knowledge of any information or circumstance that would render any representation or warranty of the Company untruthful, inaccurate or incomplete.

(j)    Brokers and Finders. To the Investor’s knowledge, no broker, finder or financial advisor will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Investor for any commission, financial advisory, brokerage or finder’s fee or similar compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Investor.

(k)    Independent Investment Decision.  The Investor has independently evaluated the merits of his decision to acquire the Aggregate Securities pursuant to the Transaction Documents. The Investor understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Investor in connection with the acquisition of the Aggregate Securities constitutes legal, regulatory, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as he, in his sole discretion, has deemed necessary or appropriate in connection with his acquisition of the Aggregate Securities.

(l)    No Governmental Review.  The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Aggregate Securities or the fairness or suitability of the investment in the Aggregate Securities nor have such authorities passed upon or endorsed the merits of the offering of the Aggregate Securities. The Investor understands that the Aggregate Securities are not savings accounts, deposits or other obligations of any bank and are not insured by the FDIC, including the FDIC’s Deposit Insurance Fund, or any other governmental agency.

(m)    Consents.  Federal law and regulations require that the Investor give the FRB 60 days’ prior written notice, and comply with the procedures set forth in federal regulations before acquiring the Securities. The Investor may complete the acquisition 60 days after submission of a complete notice to the FRB unless within that period the FRB disapproves the acquisition or extends the 60-day period. The Investor may complete the acquisition before the expiration of the 60-day period if the FRB notifies the Investor in writing of the FRB’s intention not to disapprove the acquisition. North Carolina law requires that the Investor receive the approval of the NCOCB under Section 53C-10-103 before acquiring the Securities. Assuming the accuracy of the representations and warranties of

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the Company and the other parties to the Transaction Documents, no other approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental entity or authority or any other person or entity in respect of any law or regulation is necessary or required, and no lapse of a waiting period under law applicable to the Investor is necessary or required, in each case in connection with the execution, delivery or performance by the Investor of this Agreement or the acquisition of the Aggregate Securities contemplated hereby.

(n)    Residency.  The Investor is a resident of the Commonwealth of Virginia.

(o)    OFAC and Anti-Money Laundering.  The Investor understands, acknowledges, represents and agrees that (i) the Investor is not the target of any sanction, regulation, or law promulgated by the OFAC, the Financial Crimes Enforcement Network or any other U.S. governmental entity (“U.S. Sanctions Laws”); (ii) the Investor is not controlled by, under common control with, or acting on behalf of any person that is the target of U.S. Sanctions Laws; (iii) the Investor is not acting on behalf of a “foreign shell bank” under applicable anti-money laundering laws and regulations; (iv) the Investor’s entry into this Agreement or consummation of the transactions contemplated hereby will not contravene U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; (v) the Investor will promptly provide to any regulatory or law enforcement authority such information or documentation as may be required to comply with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations; and (vi) the Company may provide to any regulatory or law enforcement authority information or documentation regarding, or provided by, the Investor for the purposes of complying with U.S. Sanctions Laws or applicable anti-money laundering laws or regulations.

(p)    Cross-Guaranty. The Investor is purchasing the Aggregate Securities with his personal funds, and not funds from a hedge fund, private equity fund or any other entity, and he intends to take title to the Aggregate Securities in his individual name (or jointly with his spouse) and not in the name of an Affiliate that is a “company” as such terms are used in 12 USC 1815(e)(8).

3.3    No Additional Representations. The Company and the Investor acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article 3 and the Transaction Documents.

ARTICLE 4:
OTHER AGREEMENTS OF THE PARTIES

4.1    Transfer Restrictions. The certificates representing the Aggregate Securities shall not bear a restrictive legend of any kind, except for any legend that may be required under applicable law. Notwithstanding any other provision of this Agreement, the Investor shall dispose of the Aggregate Securities only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state, federal or foreign securities laws. The Investor shall not transfer the Aggregate Securities to an Affiliate such that after such transfer the Bank and another depository institution are “commonly controlled” by a “company” as such terms are used in 12 USC 1815(e)(8).

4.2    Acknowledgment of Dilution. The Company acknowledges that the issuance of the Aggregate Securities may result in dilution of the outstanding shares of Common Stock.

4.3    Publicity. On or before 9:00 a.m., Eastern Time, on the fourth Business Day immediately following the date of this Agreement, the Company shall issue a press release (the “Press Release”) reasonably acceptable to the Investor disclosing the material terms of the transactions contemplated hereby. The Investor and the Company covenant that until such time as the Company publicly discloses the transactions contemplated by this Agreement as described in this Section, each will maintain the confidentiality of all disclosures made to it in connection with this transaction, including the existence and terms of this transaction and the identity of the Investor.

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4.4    Indemnification.

(a)    Indemnification of the Investor. The Company will indemnify and hold the Investor and his agents (each, an “Investor Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Investor Indemnified Person may suffer or incur as a result of or in connection with (i) any action instituted by a third party against an Investor Indemnified Person resulting from or in connection with any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or (ii) any action instituted against an Investor Indemnified Person in any capacity, or any of them or their respective affiliates, by any shareholder of the Company or any other Person who is not an affiliate of such Investor Indemnified Person, with respect to this Agreement or any of the transactions contemplated by this Agreement, including, without limitation, any action resulting from or in connection with any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or Prospectus, as amended or supplemented, including all other documents filed as a part thereof or incorporated by reference therein, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will not be liable to any Investor Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Investor Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Investor Indemnified Person in this Agreement or attributable to the gross negligence or willful misconduct on the part of such Investor Indemnified Person, or is attributable to any actual or alleged untrue statement made in the Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by the Investor Indemnified Person specifically for use therein. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify or hold harmless all Investor Indemnified Persons in an aggregate amount exceeding the aggregate purchase price payable by the Investor pursuant to Section 2.1 of this Agreement.

(b)    Indemnification of the Company. The Investor will indemnify and hold the Company and its directors and officers (each, a “Company Indemnified Person”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Company Indemnified Person may suffer or incur as a result of any action instituted by a third party against a Company Indemnified Person resulting from or in connection with any breach of any of the representations, warranties, covenants or agreements made by the Investor in this Agreement. The Investor will not be liable to any Company Indemnified Person under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Company Indemnified Person’s breach of any of the representations, warranties, covenants or agreements made by such Company Indemnified Person in this Agreement or attributable to the gross negligence or willful misconduct on the part of such Company Indemnified Person. Notwithstanding anything to the contrary contained herein, the Investor shall not be required to indemnify or hold harmless all Company Indemnified Persons in an aggregate amount exceeding the aggregate purchase price payable by the Investor pursuant to Section 2.1 of this Agreement.

(c)    Conduct of Indemnification Proceedings. Promptly after receipt by any Investor Indemnified Person or Company Indemnified Person (each an “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Subsection (a) or (b) above, such Indemnified Person shall promptly notify the Company or the Investor, as the case may be (the “Indemnifying Person”) in writing and the Indemnifying Person shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, that the failure of any Indemnified Person so to notify the Indemnifying Person shall not relieve the Indemnifying Person of its obligations hereunder except to the extent that the Indemnifying Person is actually and materially and adversely prejudiced by such failure to notify (as determined by a court of competent jurisdiction, which determination is not subject to appeal or further review). In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Indemnifying Person shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such

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Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them; provided, that the Indemnifying Person shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties. The Indemnifying Person shall not be liable for any settlement of any proceeding affected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Indemnifying Person shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

4.5    Conduct of Business.  From the date hereof until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, except as contemplated by this Agreement, the Company will, and will cause its Subsidiaries to, operate their business in the ordinary course consistent with past practice, preserve intact the current business organization of the Company, use commercially reasonable efforts to retain the services of their employees, consultants and agents, preserve the current relationships of the Company and its Subsidiaries with material customers and other Persons with whom the Company and its Subsidiaries have and intend to maintain significant relations, maintain all of its operating assets in their current condition (normal wear and tear excepted) and will not take or omit to take any action that would constitute a breach of Section 3.1(m).

4.6    Most Favored Nation.  Except as disclosed or set forth herein, during the period from the date of this Agreement through the Closing Date, neither the Company nor its Subsidiaries shall enter into any additional, or modify any existing, agreements with any existing or future investors in the Company or any of its Subsidiaries that have the effect of establishing rights or otherwise benefiting such investor in a manner more favorable in any material respect to such investor than the rights and benefits established in favor of the Investor by this Agreement, unless, in any such case, the Investor have been provided with such rights and benefits.

4.7    Subscription Rights.

(a)    Sale of New Securities.  For a period beginning on the Closing Date and ending on the third anniversary of the Closing Date, for as long as the Investor owns at least 25% of the Company’s outstanding shares of Common Stock (before giving effect to any issuances triggering the provisions of this Section 4.7), if the Company at any time or from time to time makes any public or non-public offering of any equity (including Common Stock, preferred stock and restricted stock), or any securities, options or debt that are convertible or exchangeable into equity or that include an equity component (such as an “equity kicker”) (including any hybrid security) (any such security a “New Security”), the Investor shall be afforded the opportunity (provided, in the case of an offering that is not a registered public offering, that the Investor satisfies any applicable “accredited investor,” “qualified institutional buyer” or other investor criteria applicable to such offering) to acquire from the Company for the same price and on the same terms as such securities are proposed to be offered to others, up to the amount of New Securities in the aggregate required to enable him to maintain his proportionate Common Stock-equivalent interest in the Company. The amount of New Securities that the Investor shall be entitled to purchase in the aggregate shall be determined by multiplying (x) the total number of such offered shares of New Securities by (y) a fraction, the numerator of which is the number of shares of Common Stock held by the Investor as of such date, and the denominator of which is the number of shares of Common Stock outstanding as of such date. Notwithstanding the foregoing, the subscription rights set forth under this Section 4.7 shall not apply to (1) any offering by the Company pursuant to the granting or exercise of employee stock options or other equity incentives to employees or directors pursuant to the Company’s stock incentive plans or the issuance of stock pursuant to any dividend reinvestment or employee stock purchase plan, in each case in the ordinary course of equity compensation awards and to the extent approved by the Board of Directors, (2) issuances of any securities issued as a result of a stock split, stock dividend, reclassification or reorganization or similar event, but solely to the extent such issuance is made to all holders of Common Stock, and (3) an offering by the Company for consideration in connection with any bona fide, arm’s length direct or indirect merger or acquisition.

(b)    Notice.  In the event the Company proposes to offer New Securities, it shall give the Investor written notice of its intention, describing, to the extent then known, the price (or range of prices), anticipated amount

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of securities, timing and other terms upon which the Company proposes to offer the same no later than five Business Days, as the case may be, after the initial filing of a registration statement with the Commission with respect to an underwritten public offering, after the commencement of marketing with respect to a Rule 144A offering or after the Company commences the marketing of any other offering; provided that for purposes of this Section 4.7, in addition to providing notice to the Investor in accordance with Section 6.3, the Company shall use its commercially reasonable efforts to effect actual notice to the Investor as promptly as practicable, including via telephone and/or electronic mail. The Company may provide such notice to the Investor on a confidential basis (the Investor shall keep the information conveyed by notice confidential) prior to public disclosure of such offering. The Investor shall have five days from the date of receipt of such notice (or, in the case of a “shelf takedown” from a shelf registration statement, two days from the receipt of such notice) (such ten or two day period, as applicable, the “Response Period”) to notify the Company in writing whether he will exercise such subscription rights and as to the amount of New Securities the Investor desires to purchase, up to the maximum amount calculated pursuant to Section 4.7(a). Such notice shall constitute a binding commitment by the Investor to purchase the amount of New Securities so specified at the price and other terms set forth in the Company’s notice to him and subject to other customary closing conditions and provided, with respect to a registered offering, that such notice shall not be binding unless and until the Company can accept a binding commitment under applicable laws and regulations. The failure of the Investor to respond within the Response Period shall be deemed to be a waiver of the Investor’s rights under this Section 4.7 only with respect to the offering described in the applicable notice.

(c)    Purchase Mechanism.  If the Investor exercises his subscription rights provided in this Section 4.7, the closing of the purchase of the New Securities with respect to which such right has been exercised shall take place within 30 days after the giving of notice of such exercise, which period of time shall be extended for a maximum of 120 days in order to comply with applicable laws and regulations (including receipt of any applicable regulatory or shareholder approvals), except that in the case of a registered public offering the closing shall occur in accordance with market convention. Each of the Company and the Investor agrees to use commercially reasonable efforts to secure any regulatory or shareholder approvals or other consents, and to comply with any law or regulation necessary in connection with the offer, sale and purchase of such New Securities, including calling a meeting of the Company’s shareholders to vote on any matters requiring shareholder approval in connection with the offer, sale and purchase of such New Securities (the “Subscription Proposals”), recommending to the Company’s shareholders that such shareholders vote in favor of any Subscription Proposals and soliciting proxies for approval of any Subscription Proposals.

(d)    Failure to Purchase.  In the event the Investor fails to exercise his subscription rights provided in this Section 4.7 within the Response Period, or, if so exercised, the Investor is unable to consummate such purchase within the time period specified in Section 4.7(c) above for any reason, the Company shall thereafter be entitled during the period of 60 days following the conclusion of the applicable period to sell or enter into an agreement (pursuant to which the sale of the New Securities covered thereby shall be consummated, if at all, within 30 days from the date of said agreement) to sell the New Securities not elected to be purchased pursuant to this Section 4.7 or which the Investor does not or is unable to purchase, at a price and upon terms no more favorable to purchasers of such securities than were specified in the Company’s notice to the Investor. Notwithstanding the foregoing, if such sale is subject to the receipt of any regulatory or shareholder approval or consent or the expiration of any waiting period, the time period during which such sale may be consummated shall be extended until the expiration of five Business Days after all such approvals or consents have been obtained or waiting periods expired, but in no event shall such time period exceed 120 days from the date of the applicable agreement with respect to such sale. In the event the Company has not sold the New Securities or entered into an agreement to sell the New Securities within said 60-day period (or sold and issued New Securities in accordance with the foregoing within 30 days from the date of said agreement (as such period may be extended in the manner described above for a period not to exceed 120 days from the date of said agreement)), the Company shall not thereafter offer, issue or sell such New Securities without first offering such securities to the Investor in the manner provided above.

(e)    Non-Cash Consideration. In the case of the offering of securities for a consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as determined by the Board of Directors; provided, however, that such fair value as determined by the Board of Directors shall not exceed

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the aggregate market price of the securities being offered as of the date the Board of Directors authorizes the offering of such securities.

(f)    Cooperation. The Company and Investor shall cooperate in good faith to facilitate the exercise of the Investor’s rights pursuant to this Section 4.7, including securing any required approvals or consents.

(g)    Exception to Time Periods.  Notwithstanding the foregoing provisions of this Section 4.7, in the event that New Securities are to be offered or issued by the Company at the written direction of the applicable federal banking regulator of the Company or the Bank, the Company may proceed to complete such issuance prior to the expiration of such time periods, so long as provision is made in such issuance such that subsequent to the time periods set forth in Section 4.7(b) and Section 4.7(c) either (i) purchasers of such New Securities will be obligated to transfer that portion of such New Securities to the Investor properly electing to participate in such issuance pursuant to this Section 4.7 sufficient to satisfy the terms of this Section 4.7 or (ii) the Company shall issue an incremental amount of such New Securities to the Investor properly electing to participate in such issuance pursuant to this Section 4.7 sufficient to satisfy the terms of this Section 4.7.

4.8    Restricted Stock Plan. In order to provide an incentive to current employees and assist in recruiting new business-generating employees, the Company shall adopt a restricted stock plan (the “Restricted Stock Plan”) as part of or as soon as reasonably practicable following the Closing Date. The Company shall reserve a number of shares of Common Stock equal to 6.0% of the shares outstanding immediately after the completion of the transaction for award under the Restricted Stock Plan. Half of these shares may be awarded to current officers and half shall be reserved for new officers. Each current officer’s award would be divided into five tranches that may vest at the end of 2014 (prorated from closing through year-end), 2015, 2016, 2017 and 2018 if the Company achieves targets established in the pro forma financial projections that are mutually agreed upon by the Company and the Investor. Participants shall forfeit all shares that do not vest in a particular year. The Restricted Stock Plan shall comply with applicable law and prohibit awards that result in the recipient owning more than 5% of the Company’s outstanding shares if such ownership would have an unfavorable effect on the Company’s ability to preserve its DTA. The proposed Restricted Stock Plan will be subject to the review and approval of the Compensation Committee of the Company’s Board of Directors. The parties to this Agreement and their successors and permitted assigns are the intended beneficiaries of this section, and this section is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

4.9    Asset Resolution Plan. The Investor shall have up to 30 days after the Closing Date to identify up to $50.0 million of assets (the “Work-Out Assets”), and the Investor and the Company shall work together to identify the Work-Out Assets and develop an asset resolution plan (the “Asset Resolution Plan”) with respect to them. The Company shall adopt the mutually agreeable Asset Resolution Plan within 30 days after the Work-out Assets are identified. The Asset Resolution Plan shall require the Company to accelerate its work-out strategy with respect to the Work-Out Assets, and provide for the disposition, work out, upgrade or other resolution of them within 18 months of the Closing Date, based upon the additional capital raised in the transaction. The Asset Resolution Plan shall require that, promptly upon its adoption, the Company write-down or charge-off the Work-Out Assets, or increase the specific loan loss reserves relating to them to account for any change in the work-out strategy with respect to each such asset; provided, however, that any write-down, charge-off or increase to loan loss reserves must comply with GAAP and applicable regulatory guidance. In no event shall the Company be required to accelerate its work-out strategy to a degree that would result in an immediate pre-tax charge that, when combined with all offering-related expenses, exceeds either (i) $10.0 million, or (ii) the amount of capital raised in the transactions contemplated by this agreement and the Rights Offering, if consummated.

4.10    The Rights Offering.

(a)    Basic Subscription Rights. The Company may conduct a rights offering (the “Rights Offering”) pursuant to which the Company’s stockholders will have a first priority right to purchase up to three shares of the Company’s Common Stock for each share held as of a record date established in advance (“Basic Subscription Rights”), for the Subscription Price.

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(b)    The Oversubscription Privilege. To the extent there are shares available after stockholders exercise their Basic Subscription Rights and the Investor purchases shares as described herein, each stockholder who has exercised his or her Basic Subscription Rights in full may be permitted to purchase additional shares (the “Oversubscription Privilege”), subject to the other provisions of this Agreement and the terms of the Rights Offering. Stockholders’ Basic Subscription Rights and the Investor’s rights as described herein in all circumstances have a priority over subscriptions submitted pursuant to the Oversubscription Privilege. If oversubscription requests exceed the number of shares available for sale then the Company shall allocate the available shares among oversubscribers on a pro rata basis, by multiplying the number of shares requested by each shareholder through the exercise of his or her Oversubscription Privilege by a fraction that equals (x) the number of shares available to be issued through Oversubscription Privileges divided by (y) the total number of shares requested by all shareholders through the exercise of their Oversubscription Privileges, or on such other basis as may be agreed upon by the Company and the Investor.

(c)    Effect on the DTA. The Company and the Investor intend that the Rights Offering and the sale of Common Stock to the Investor be structured so as to preserve the Company’s DTA. Although the Company would continue to have a valuation allowance that offsets the DTA, the DTA would be available to be recaptured when permitted under GAAP. Subscriptions by persons exercising their Basic Subscription Rights and their Oversubscription Privilege may be reduced to ensure that any such issuance does not have an unfavorable effect on the Company’s ability to preserve the DTA.

(d)    Sale of Shares to Persons who are not Stockholders. If the Company shall conduct the Rights Offering, during the offering period relating to such offering and immediately thereafter, the Company shall not sell shares to Persons, other than the Investor, who do not have subscription rights.

(e)    Investor’s Participation. The Investor may participate in the Rights Offering to the extent he holds the Initial Securities on the record date of the Rights Offering. Any shares of the Company’s Common Stock purchased by the Investor in the Rights Offering will reduce the Investor’s commitment under Section 2.1(a) of this Agreement; provided, such shares of the Company’s common stock shall not be considered “Aggregate Securities” for other purposes of this Agreement.

(f)    Certain Terms of the Rights Offering. The Company may establish other terms and conditions of the Rights Offering, subject to the written consent of the Investor. The parties hereto agree that the oversubscription phase of the Rights Offering will be subject to the limitation that additional shares of Common Stock will not be issued in that phase of the offering once the aggregate proceeds from the sale of Common Stock pursuant to this Agreement and the Rights Offering equals or exceeds $24,000,000.

4.11    Registration of Securities Issued to the Investor. The Company shall enter into a registration rights agreement with the Investor, which shall include reasonable terms pursuant to which the Company agrees to register, under the Securities Act and applicable state securities laws and regulations, the Investor’s resale of any of his shares of Common Stock, at no cost to the Investor. The Investor agrees to furnish to the Company all information with respect to the Investor that the Company may reasonably request and any such information furnished to the Company expressly for inclusion in the Prospectus by the Investor shall not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

4.12    Employee and Governance Matters.

(a)    Employment Agreements. The Investor, the Company and the Bank acknowledge that the completion of the transaction contemplated by this Agreement is a “Change in Control” under the employment agreements identified in Schedule 3.1(d), and that the executives that are party to such agreements are contractually entitled to receive termination payments according to the terms of such agreements. If the Bank is prohibited or restricted from making any such payment on the date the Bank is contractually obligated to do so, the Bank will use its best efforts to make such payment on such later date, if any, as the Bank is legally permitted to do so.

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(b)    Board Representation. At the Closing, the Board of Directors of the Company shall be comprised of the directors currently serving on the Board of Directors. At the Closing, Ayden R. Lee, Jr. will continue to serve as Chairman of the Board of Directors of the Company.

4.13    Rights Issued to Protect the DTA. Prior to or following the Closing, the Investor and the Company shall work together to establish a rights plan to ensure that in the future investors do not acquire equity interests in the Company in an amount that would cause the Company to lose the benefit of the DTA.

4.14    Fiduciary Responsibilities of the Board of Directors.

(a)    Acquisition Proposal. Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the issuance by the FRB of a letter of nonobjection to the Investor’s acquisition of more than 25% of the Company’s outstanding shares of voting stock, in response to a bona fide written Acquisition Proposal that the Board of Directors of the Company determines in good faith (after consultation with Company Counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, the Company and the Bank may (a) furnish information with respect to the Company and the Bank to a Person making such Acquisition Proposal (provided that all such information has previously been provided to the Investor or is provided to the Investor prior to or substantially concurrent with the time it is provided to such Person) pursuant to a customary confidentiality agreement and (b) participate in discussions regarding the terms of such Acquisition Proposal and the negotiation of such terms with, and only with, the Person making such Acquisition Proposal.

(b)    Superior Proposal. Notwithstanding anything to the contrary contained in this Agreement, at any time prior to the issuance by the FRB of a letter of nonobjection to the Investor’s acquisition of more than 25% of the Company’s outstanding shares of voting stock, the Board of Directors of the Company may approve, recommend or declare advisable, or propose publicly to approve, recommend or declare advisable (“Superior Proposal Recommendation”), any Superior Proposal if the Board of Directors of the Company determines in good faith (after consultation with Company Counsel and a financial advisor of nationally recognized reputation) that the failure to do so would be a breach of its fiduciary duties under applicable law; provided, however, that the Company shall not be entitled to exercise its right to make a Superior Proposal Recommendation until after the second Business Day following the Investor’s receipt of written notice from the Company advising the Investor that the Board of Directors of the Company intends to take such action and specifying the reasons therefor, including the terms and conditions of the Superior Proposal that is the basis of the proposed action by the Board of Directors of the Company.

(c)    Non-Solicit. The Company agrees that, following the date of this Agreement and prior to the earlier of the Closing or the date on which this Agreement is terminated, it shall not, and it shall cause each of its Subsidiaries and its and each of the Subsidiaries’ officers, directors, employees, advisors, agents and representatives, including any investment banker, attorney, advisor or accountant retained by it or any of the Subsidiaries (“Representatives”) not to, directly or indirectly, (a) solicit, initiate, encourage (including by providing assistance or public or nonpublic information) or facilitate any Acquisition Proposal, (b) have any discussions with any person relating to or in connection with a proposed Acquisition Proposal (except to disclose the existence of the provisions of this subsection), or (c) otherwise take any action to encourage or facilitate any effort or attempt to make an Acquisition Proposal.  Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in this Subsection by the Company, any Subsidiary or Representative of the Company or any Subsidiary shall constitute a breach of this Subsection by the Company and the Subsidiary.

4.15    DOJ Investigation. The Company will make a cash payment to the Investor (or if such cash payment is inadvisable, make other economically equivalent arrangements) in an amount approximately equal to any costs to the Company relating to resolution of the DOJ Investigation that are caused by the U.S. District Court for the Eastern District of North Carolina’s failure to enter such Consent Order for Permanent Injunction and Civil Money Penalty filed as Document 1-1 in United States v. Four Oaks Fincorp, Inc., No. 5:14-cv-00014-BO (E.D.N.C. Jan. 1, 2014) (the “Proposed Settlement Agreement”) on January 8, 2014 (net of any tax benefit actually realized in 2014 that would not have been realized but for such additional costs to the Company), multiplied by the percentage of the Company's outstanding shares owned by the Investor on the Closing Date. The amount of such additional costs to the Company shall be estimated by the Company's independent accountants and shall include costs (net of insurance proceeds and

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any indemnity contribution or other similar payments received from the Bank’s insurers, the Bank’s current or former third-party payment processor customers and such third-party payment processors’ to indemnify or reimburse the Bank for costs incurred by the Bank relating to the DOJ Investigation) such as, but not limited to, the following: (i) any cost of engaging one or more third party or hiring one or more new employee to assist the Company in performing duties in addition to those required by the terms of the Proposed Settlement Agreement; (ii) additional attorneys', accountants’ and/or other professionals' fees; and (iii) the costs of any penalty, judgment or similar payment in excess of $1.2 million. Notwithstanding anything to the contrary contained herein, the Company shall not be required to indemnify or make payments to the Investor under this Section 4.15 in an aggregate amount exceeding the aggregate purchase price payable by the Investor pursuant to Section 2.1 of this Agreement for the number of shares held by the Investor on the date such payment is determined by the Company’s independent accountants.

ARTICLE 5:
CONDITIONS PRECEDENT TO CLOSING

5.1    Conditions Precedent to the Obligations of the Investor. The obligation of the Investor to purchase the Securities at the Closing is subject to the fulfillment, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Investor:

(a)    Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct as of the date hereof and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date. No representation or warranty of the Company shall be deemed untrue or incorrect, and it shall not be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty has had or is reasonably likely to have a Material Adverse Effect.

(b)    Performance.  The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement and the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)    Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the transactions contemplated by this Agreement and the Transaction Documents, except such consents, permits, approvals, registrations and waivers the failure to obtain shall not have had or is reasonably likely to cause a Material Adverse Effect.

(e)    Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.3(a).

(f)    Compliance Certificate. The Company shall have delivered to the Investor a certificate, dated as of the Closing Date and signed by its Chief Executive Officer or its Chief Financial Officer, certifying to the fulfillment of the conditions specified in Sections 5.1 (a) and (b) in the form attached hereto as Exhibit C.

(g)    No Burdensome Condition. Since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, the Investor (or his Affiliates) or the transactions contemplated by this Agreement, by any bank regulatory authority that imposes any restriction or condition on the Company or its Subsidiaries or the Investor or any of his Affiliates that the Investor determines, in his reasonable good faith judgment, is materially and unreasonably burdensome on the Company’s business following the Closing or on the Investor (or any of his Affiliates) or would materially reduce the economic benefits of the transactions contemplated by this Agreement to the Investor to such a degree that the Investor would

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not have entered into this Agreement had such condition or restriction been known to him on the date hereof (any such condition or restriction, a “Burdensome Condition”).

(h)    Regulatory Approvals. All regulatory approvals or non-objections required to complete the transactions contemplated by this Agreement have been obtained and shall remain in full force and effect.

(i)    Accountant’s Letter. The Company shall have received the letter from an independent accounting firm described in Section 3.1(l).

5.2    Conditions Precedent to the Obligations of the Company. The Company’s obligation to issue the Securities at the Closing is subject to the fulfillment, on or prior to the Closing Date, of the following conditions, any of which may be waived by the Company:

(a)    Representations and Warranties. The representations and warranties made by the Investor in Section 3.2 hereof shall be true and correct in all material respects as of the date hereof and as of the Closing Date as though made on and as of such date, except for representations and warranties that speak as of a specific date.

(b)    Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing Date.

(c)    No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d)    Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the issuance of the Securities, all of which shall be and remain so long as necessary in full force and effect, except such consents, permits, approvals, registrations and waivers the failure to obtain shall not have had or is reasonably likely to cause a Material Adverse Effect.

(e)    Investor Deliverables.  The Investor shall have delivered payment for the Securities by wire transfer to the Company in accordance with the Company’s written instructions.

(f)    Regulatory Approvals. All regulatory approvals or non-objections required to complete the transactions contemplated by this Agreement have been obtained and shall remain in full force and effect.

(g)    No Burdensome Condition. Since the date hereof, there shall not be any action taken, or any law, rule or regulation enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, the Investor (or his Affiliates) or the transactions contemplated by this Agreement, by any bank regulatory authority that imposes any Burdensome Condition.

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ARTICLE 6:
MISCELLANEOUS

6.1    Fees and Expenses.  The Company shall pay the reasonable actual out-of-pocket expenses incurred by the Investor in connection with the transaction, up to a maximum of $95,000, which amount shall be paid at the Closing or upon termination of this Agreement so long as such termination did not occur as a result of a material breach by the Investor of any of his obligations hereunder or as a result of a breach of Investor’s representations and warranties; provided that payment of expenses under this section 6.1 shall not be required if the Company pays the Investor liquidated damages under section 6.15(b). Except as set forth above and elsewhere in the Transaction Documents, the parties hereto shall be responsible for the payment of all expenses incurred by them in connection with the preparation and negotiation of the Transaction Documents and the consummation of the transactions contemplated hereby. The Company shall pay all Transfer Agent fees, stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Aggregate Securities to the Investor.

6.2    Entire Agreement.  The Transaction Documents, together with the Exhibits and Schedules thereto and (only to the extent that it is consistent with and not contradicted by this agreement) that certain nondisclosure agreement between the Company and the Investor (which the Company and the Investor hereby agree is amended to remain effective so long as this Agreement remains in effect), contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules. At or after the Closing, and without further consideration, the Company and the Investor will execute and deliver to the other such further documents as may be reasonably requested in order to give practical effect to the intention of the parties under the Transaction Documents.

6.3    Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile or e-mail (provided the sender receives a machine-generated confirmation of successful facsimile transmission or confirmation of receipt of an e-mail transmission) at the facsimile number or email address specified in this Section prior to 5:00 p.m., Eastern Time, on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 5:00 p.m., Eastern Time, on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service with next day delivery specified, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:     Four Oaks Fincorp, Inc.
6114 US 301 South
Four Oaks, North Carolina
Attn: Ayden R. Lee, Jr., Chairman, President and CEO
Email: arlee@fouroaksbank.com

With a copy to:        Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.
150 Fayetteville Street, Suite 2300
Raleigh, North Carolina 27601
Attn: John L. Jernigan, Esq. or Geoffrey W. Adams, Esq.
E-mail: jjernigan@smithlaw.com or gadams@smithlaw.com
Telephone: (919) 821-1220

If to the Investor         Kenneth R. Lehman
1408 N. Abingdon Street
Arlington, VA 22207
E-mail: ken@bankvc.net

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With a copy to:        Luse Gorman Pomerenk & Schick, PC
5335 Wisconsin Ave., NW
Suite 400
Washington, DC 20015
Attention: Robert Lipsher, Esq. or Ned A. Quint, Esq.
E-mail: rlipsher@luselaw.com or nquint@luselaw.com
Telephone: (202) 274-2000

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

6.4    Amendments: Waivers.  No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing, expressly stating an intention to amend the Agreement, and signed by an officer or a duly authorized representative of such party.

6.5    Construction.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

6.6    Successors and Assigns.  The provisions of this Agreement shall inure to the benefit of and be binding upon the parties and their successors and permitted assigns. Neither the Investor nor the Company may assign this Agreement, or any rights or obligations hereunder, without the prior written consent of the other party.

6.7    No Third-Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than, solely with respect to the provisions of Section 4.4, the Indemnified Persons.

6.8    Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).

6.9    Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Aggregate Securities; provided, that the representations and warranties of the Company and the Investor shall survive the Closing and the delivery of Securities for a period of one year (or until final resolution of any claim or action arising from breach of such representations or warranties, if notice of such breach was provided prior to the end of such period).

6.10    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.11    Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.12    Replacement of Certificates. If any certificate or instrument evidencing Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence

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reasonably satisfactory to the Company and the Transfer Agent of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company and the Transfer Agent for any losses in connection therewith or, if required by the Transfer Agent, a bond in such form and amount as is required by the Transfer Agent. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.13    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company may be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

6.14    Payment Set Aside.  To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises his rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.15    Termination, Rescission.

(a)    Termination. This Agreement may be terminated and the purchase and sale of the Aggregate Securities abandoned in any of the following ways:

(i)     by either the Company or the Investor upon written notice to the other, if the Closing has not been consummated on or prior to 5:00 p.m., Eastern Time, on the Outside Date, provided that the failure to close is not caused by the default of the party seeking to terminate this Agreement;

(ii)     at any time prior to the Closing Date by the mutual consent in writing of the Company and the Investor;

(iii)     at any time prior to the Closing Date by the Company or the Investor in writing if the other shall have been in breach of any representation, warranty, covenant, or agreement contained herein, or any representation and warranty shall have become untrue after the date of this Agreement, such that the conditions set forth in Sections 5.1(a) or (b) or Sections 5.2(a) or (b), as applicable, would not be satisfied, and such breach is not curable or, if curable, has not been cured within thirty (30) calendar days after the giving of notice to the breaching party of such breach;

(iv)     by the Company if the Board of Directors of the Company shall have made any Superior Proposal Recommendation;

(v)    by the Investor or the Company;

(A)     if any regulatory authority shall have issued any order, decree or injunction or taken any other action restraining, enjoining or prohibiting any of the transactions contemplated by this Agreement, and such order, decree, injunction or other action shall have become final and non-appealable;

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(B)     if any action is taken, or any law, rule or regulation is enacted, entered, enforced or deemed applicable to the Company or its Subsidiaries, the Investor (or his Affiliates) or the transactions contemplated by this Agreement, by any bank regulatory authority that imposes any Burdensome Condition; or

(C)     if the approval of any regulatory authority required for consummation of the transactions contemplated by this Agreement shall have been denied by final non-appealable action or an application therefor shall have been permanently withdrawn at the request of a regulatory authority; provided, however, that no party shall have the right to terminate this Agreement pursuant to this Subparagraph 6.15(a)(v)(C) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein; or

(vi)    by the Investor;

(A)    if the Company enters into a confidentiality agreement with any Person or otherwise provides nonpublic information to any Person relating to an Acquisition Proposal; or

(B)    if the Company receives an Acquisition Proposal and does not present it for Board consideration within five Business Days after it is received, and reject it in writing within two Business Days thereafter.

Nothing in this Section 6.15 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents. Upon a termination in accordance with this Section 6.15, the Company and the Investor shall not have any further obligation or liability (including arising from such termination) to the other.

(b)    Reimbursement of Expenses. If this Agreement is terminated by the Company or the Investor pursuant to Subparagraph 6.15(a)(iii), then the Investor or the Company, respectively, shall be obligated to pay $250,000 to the Company or the Investor, respectively. If this Agreement is terminated by the Company pursuant to Subparagraph 6.15(a)(iv), or by the Investor pursuant to Subparagraph 6.15(a)(vi), then the Company shall be obligated to pay $800,000 to the Investor. The Investor and the Company acknowledge and hereby agree that the provisions of this Section 6.15(b) are an integral part of the transactions contemplated by this Agreement and that, without such provisions, neither the Investor nor the Company would not have entered into this Agreement. The amounts payable pursuant to this Section 6.15(b) hereof constitute liquidated damages and not a penalty and shall be the sole monetary remedy in the event expenses are reimbursed by the Investor or the Company in connection with a termination of this Agreement on the bases specified in this Section 6.15(b). In the event that the Company or the Investor shall fail to make any payment pursuant to this Section 6.15(b) when due, the Company or the Investor, as applicable, shall be obligated to reimburse the other party for all reasonable expenses actually incurred or accrued (including reasonable expenses of counsel) in connection with the collection under and enforcement of this Section 6.15(b).

(c)    Rescission. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in his sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Four Oaks Fincorp, Inc.

By:      /s/ Ayden R. Lee, Jr.
Name:   Ayden R. Lee, Jr.
Title: Chairman, President & CEO

Investor

/s/ Kenneth R. Lehman
Kenneth R. Lehman

Signature Page to Securities Purchase Agreement

EXHIBITS:
A:    Form of Opinion of Company’s Counsel
B:    Form of Secretary’s Certificate
C:    Form of Officer’s Certificate
D:    Form of Registration Rights Agreement
E:    Subsidiaries of the Company

Exhibits to Securities Purchase Agreement

EXHIBIT A
Form of Opinion of Company Counsel.*
1.     The Company is a corporation in existence under the laws of the State of North Carolina.
2.     The Bank is a banking corporation in existence under the laws of the State of North Carolina.
3.     The Company has the corporate power to execute, deliver and perform its obligations and issue the Securities under the Transaction Documents.
4.     The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHCA”).
5.     The deposit accounts of the Bank are insured by the Federal Deposit Insurance Corporation up to the maximum amount allowable under the provisions of the Federal Deposit Insurance Act.
6.     The Company has authorized the execution and delivery of each of the Transaction Documents to which it is a party and the performance of the transactions contemplated thereby, including the issuance of the Securities, by all necessary corporate action, and no further corporate action is necessary to be taken by the Company, its Board of Directors or its shareholders in connection with such execution, delivery and performance, and the Company has duly executed and delivered each of the Transaction Documents to which it is a party.
7.     Each of the Transaction Documents to which the Company is a party constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms.
8.     The execution and delivery by the Company of each of the Transaction Documents and the performance by the Company of its obligations under the Transaction Documents, including the issuance of the Securities, do not: (a) violate the Company’s Articles of Incorporation, as amended to date, or Bylaws; (b) breach or result in a default under any agreement, contract or other arrangement identified, pursuant to Item 601(b)(10) of Regulation S-K, as a material agreement of the Company in the Exhibit Index of the Company’s Annual Report on Form 10-K for the year ended December 31, 2012 and in subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed by the Company with the SEC; or (c) violate any applicable law or any order of any court or governmental authority that is binding on the Company or any of its assets and that is known to us.
9.     No consent, approval, authorization or other action by, or filing or registration with, any governmental authority of the United States or the State of North Carolina is required for the Company’s execution and delivery of each of the Transaction Documents and consummation by the Company of the transactions provided for therein, including issuance of the Securities, except for consents, approvals, authorizations, actions or filings (a) as have been obtained or made; (b) related to required blue sky filings; and (c) in connection with the filing of a Form D pursuant to rules promulgated under the Securities Act.
10.     Assuming the accuracy of the representations and warranties contained in the Agreement and compliance with the covenants and agreements contained in the Agreement, the offer, sale and delivery of the Securities by the Company to the Investor in accordance with the Agreement are not required to be registered under the Securities Act, it being understood that no opinion is expressed as to any subsequent resale of any Security.
11.     The Securities have been duly authorized by all necessary corporate action and, when issued, delivered and paid for as provided for in the Agreement, will be validly issued, fully paid and nonassessable.
12.     The Company is not and, after giving effect to the issuance of the Securities, will not be required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
* The opinion letter of Company Counsel will be subject to customary limitations and carveouts.

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EXHIBIT B

Form of Secretary’s Certificate

The undersigned hereby certifies that he is the duly elected, qualified and acting Secretary of Four Oaks Fincorp, Inc. a North Carolina corporation (the “Company”), and that as such he is authorized to execute and deliver this certificate in the name and on behalf of the Company and in connection with the Securities Purchase Agreement, dated as of March 24, 2014, by and among the Company and the Investor (the “Securities Purchase Agreement”), and further certifies in his official capacity, in the name and on behalf of the Company, the items set forth below. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement.

1.    Attached hereto as Exhibit A is a true, correct and complete copy of the resolutions duly adopted by the Board of Directors of the Company at a meeting held on December ___, 2013. Such resolutions have not in any way been amended, modified, revoked or rescinded, have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect.

2.    The Company’s Articles of Incorporation, as amended, are attached hereto as Exhibit B; its Bylaws are attached hereto as Exhibit C. Such Articles of Incorporation, as amended, and Bylaws, constitute true, correct and complete copies of the Articles of Incorporation, as amended, and Bylaws as in effect on the date hereof.

3.    Each person listed below has been duly elected or appointed to the position(s) indicated opposite his name and is duly authorized to sign the Securities Purchase Agreement and each of the Transaction Documents on behalf of the Company, and the signature appearing opposite such person’s name below is such person’s genuine signature.

Name            Position                    Signature

_________________    _________________________        ____________________________________

_________________    _________________________        ____________________________________

_________________    _________________________        ____________________________________

_________________    _________________________        ____________________________________

_________________    _________________________        ____________________________________

IN WITNESS WHEREOF, the undersigned has hereunto set his hand as of this ______ day of __________, 2014.

Secretary
I, [                                  ], [Chief Financial Officer], hereby certify that [             ] is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true signature.

_______________________________________________
_____________________, Chief Financial Officer

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EXHIBIT C

Form of Officer’s Certificate

The undersigned, the [Chief Financial Officer] [Chief Executive Officer] of Four Oaks Fincorp, a North Carolina corporation (the “Company”), pursuant to Section 5.1(f) of the Securities Purchase Agreement, dated as of March 24, 2014, by and among the Company and the Investor (the “Securities Purchase Agreement”), hereby represents, warrants and certifies as follows (capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Securities Purchase Agreement):

1.    The representations and warranties of the Company contained in the Securities Purchase Agreement are true and correct as of the date when made and as of the Closing Date, as though made on and as of such date, (other than such representations and warranties that speak as of a specific date, which representations and warranties were true and correct as of such other date), provided that no representation or warranty of the Company shall be deemed untrue or incorrect as a consequence of the existence of any fact, event or circumstance unless such fact, event or circumstance, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty has had or is reasonably likely to have a Material Adverse Effect.

2.    The Company has performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Securities Purchase Agreement and the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

IN WITNESS WHEREOF, the undersigned has executed this certificate this _______ day of ____________, 2014.

____________________________________
[Chief Financial Officer] [Chief Executive Officer]

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EXHIBIT D

Form of Registration Rights Agreement

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of the __th day of __________ _______, by and among Four Oaks Fincorp, Inc., a North Carolina corporation (the “Company”), and Kenneth R. Lehman (the “Investor”).

RECITALS

WHEREAS, the Investor has entered into a securities purchase agreement with the Company (the “Securities Purchase Agreement”) pursuant to which the Investor has agreed to purchase shares of common stock of the Company, par value $1.00 per share (the “Common Stock”);

WHEREAS, as a condition to the closing of the Investor’s acquisition of the securities pursuant to the Securities Purchase Agreement, the Investor and the Company have agreed to enter into this Registration Rights Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, all parties hereto agree as follows:

SECTION 1

DEFINITIONS

1.1          Certain Definitions.  As used in this Agreement, the following terms shall have the following respective meanings:

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise or for purposes of the Bank Holding Company Act of 1956, as amended or the Change in Bank Control Act of 1978, as amended.

“Holder” or “Holders” means the Investor and any other holder(s) of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 2.7 hereof.

“Holders’ Counsel” means one counsel for the selling Holders chosen by Holders representing a majority interest in the Registrable Securities being registered.

“Register,” “registered,” and “registration” shall refer to a registration effected by preparing and filing (a) a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such registration statement or (b) a prospectus and/or prospectus supplement in respect of an appropriate effective registration statement on Form S-3 or other form approved by the Holders of a majority of Registrable Securities available for sales of securities pursuant to Rule 415 under the Securities Act.

“Registrable Securities” means (A) all Common Stock held by the Investor and/or the Holders from time to time, and (B) any equity securities issued or issuable directly or indirectly with respect to the Common Stock referred to in the foregoing clause by way of conversion, exercise or exchange thereof or stock dividend or stock split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization. As to any particular Registrable Securities, such securities will no longer be

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Registrable Securities upon the earliest of the following: (i) they are sold pursuant to an effective registration statement under the Securities Act, (ii) they shall have ceased to be outstanding, (iii) they have been sold in a private transaction in which the transferor’s rights under this Agreement are not assigned to the transferee of the securities, and (iv) the tenth anniversary of this Agreement.  No Registrable Securities may be registered under more than one registration statement at one time.

“Registration Expenses” means all expenses incurred by the Company in effecting any registration pursuant to this Agreement (whether or not any registration or prospectus becomes effective or final) or otherwise complying with its obligations under this Agreement, including, without limitation, all registration, filing and listing fees (including filings made with the Financial Industry Regulatory Authority), printing expenses (including printing of prospectuses and certificates for the securities), the Company’s expenses for messenger and delivery services and telephone, fees and disbursements of counsel for the Company, blue sky fees and expenses, expenses incurred by the Company in connection with any “road show,” the fees and disbursements of Holders’ Counsel (but, with respect to the fees and disbursements of Holders’ Counsel, only to the extent provided in Section 2.2), and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses and the compensation of regular employees of the Company, which shall be paid in any event by the Company.

“Rule 144,” “Rule 144A,” “Rule 158,” “Rule 159A,” “Rule 405” and “Rule 415” mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.

“Scheduled Black-out Period” means the period beginning 12 days prior to the end of a fiscal quarter of the Company and ending after the second business day after the day on which the Company publicly releases its earnings for such fiscal quarter.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute.

“Selling Expenses” means all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities and fees and disbursements of counsel for any Holder (other than the fees and disbursements of Holders’ Counsel included in Registration Expenses).

SECTION 2

REGISTRATION

2.1    Registration.  Subject to the terms and conditions of this Agreement, the Company covenants and agrees that at the request of the Investor, the Company will promptly prepare and file with the SEC one or more Shelf Registration Statements (defined below) covering all Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent any such Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use reasonable best efforts to cause such Shelf Registration Statement to be declared or become effective as soon as practicable and to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining (including by filing a new Shelf Registration Statement if the initial Shelf Registration Statement expires).  If the Company is a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) at the time of filing of the Shelf Registration Statement with the SEC, such Shelf Registration Statement shall be designated by the Company as an automatic Shelf Registration Statement.  In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities under this Section 2.1, the Company shall (A) register the resale of the Registrable Securities on another appropriate form, including, without limitation, Form S-1 and (B) undertake to register the Registrable Securities on Form S-3 promptly after such form is available, provided that the Company shall maintain the effectiveness of the Shelf Registration

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Statement then in effect until such time as a Shelf Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(a)    Any registration pursuant to this Section 2.1 shall be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415.  If any Holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement intends to distribute any Registrable Securities by means of an underwritten offering it shall promptly so advise the Company and the Company shall take all reasonable steps to facilitate such distribution, including the actions required pursuant to Section 2.3; provided, that the Company shall not be required to facilitate an underwritten offering of Registrable Securities unless the expected gross proceeds from such offering exceed $1,000,000.  The lead underwriters in any such distribution shall be selected by the Holders of a majority of the Registrable Securities to be distributed and be reasonably acceptable to the Company.

(b)    The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) or an underwritten offering pursuant to this Section 2.1:  (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-out Period; or (iii) if the Company has notified the Investor and all other Holders that in the good faith judgment of the Board of Directors, it would be materially detrimental to the Company or its security holders for such registration or underwritten offering to be effected at such time, in which event the Company shall have the right to defer such registration or underwritten offering for a period of not more than 30 days after receipt of the request of the Investor or any other Holder; provided that such right to delay a registration or underwritten offering shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights and (B) not more than twice in any 12-month period and not more than 60 days in the aggregate in any 12-month period.

(c)    After the Closing Date (as defined in the Securities Purchase Agreement), whenever the Company proposes to register any of its equity securities, other than a registration pursuant to Section 2.1(a) or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice to the Investor and all other Holders of its intention to effect such a registration (but in no event less than 15 days prior to the anticipated filing date) and (subject to Section 2.1(e)) will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten business days after the date of the Company’s notice (a “Piggyback Registration”).  Any such person that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the fifth business day prior to the planned effective date of such Piggyback Registration. The Company may terminate or withdraw any registration under this Section 2.1(c) prior to the effectiveness of such registration, whether or not the Investor or any other Holders have elected to include Registrable Securities in such registration.  “Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its subsidiaries or in connection with dividend reinvestment plans.

(d)    If the registration referred to in Section 2.1(c) is proposed to be underwritten, the Company will so advise the Investor and all other Holders as a part of the written notice given pursuant to Section 2.1(c).  In such event, the right of the Investor and all other Holders to registration pursuant to this Section 2.1 will be conditioned upon such persons’ participation in such underwriting and the inclusion of such persons’ Registrable Securities in the underwriting, and each such person will (together with the Company and the other persons distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any participating person disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Holders.

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(e)    The Company represents and warrants that it has not granted to any holder of its securities and agrees that it shall not grant “piggyback” registration rights to one or more third parties to include their securities in the Shelf Registration Statement or in an underwritten offering under the Shelf Registration Statement pursuant to Section 2.1(a).  If a Piggyback Registration under Section 2.1(c) relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority:  (i) first, in the case of a Piggyback Registration under Section 2.1(c) relating to a primary offering on behalf of the Company, the securities the Company proposes to sell for its own account, (ii) second, Registrable Securities of the Investor and all other Holders who have requested registration of Registrable Securities pursuant to Section 2.1(a) or 2.1(c) of this Agreement, as applicable, pro rata on the basis of the aggregate number of such securities or shares proposed to be sold by each such Holder and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.  Any Registrable Securities withdrawn from such underwriting shall be excluded and withdrawn from the registration.  For any Holder which is a partnership or corporation, the partners, stockholders, subsidiaries, members, partners and affiliates of such Holders, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder”, and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder”, as defined in this sentence.

2.2    Expenses of Registration.  All Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company.  The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties) and expenses of any person, including special experts, retained by the Company.  The Company shall also reimburse the Investor for the reasonable fees and disbursements of legal counsel to the Investor in an amount not to exceed $50,000 per registration.  All Selling Expenses incurred in connection with any registrations hereunder shall be borne by the Holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.

2.3    Obligations of the Company.  The Company shall use its reasonable best efforts for so long as there are Registrable Securities outstanding, to take such actions as are under its control to remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) if it becomes eligible for such status in the future (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)).  In addition, whenever required to effect the registration of any Registrable Securities or facilitate the distribution of Registrable Securities pursuant to an effective Shelf Registration Statement, the Company shall, as expeditiously as reasonably practicable:

(a)    Provide each Holder a copy of any disclosure regarding the plan of distribution of the selling Holders, in each case, with respect to such Holder, at least three (3) business days in advance of any filing with the SEC of any registration statement or any amendment or supplement thereto that includes such information.

(b)    Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective registration statement, subject to this Section 2.3, and keep such registration statement effective or such prospectus supplement current until the securities described therein are no longer Registrable Securities.

(c)    Prepare and file with the SEC such amendments and supplements to the applicable registration statement and the prospectus or prospectus supplement used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

(d)    Furnish to the Holders and any underwriters such number of copies of the applicable registration statement and each such amendment and supplement thereto (including in each case, upon request of any

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Holder, any or all exhibits) and of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.

(e)    Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such registration statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(f)    Notify each Holder at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

(g)    Give written notice to the Holders (which notice shall not contain any material, nonpublic information):

(i)    When any registration statement filed pursuant to Section 2.1 or any amendment thereto has been filed with the SEC (except for any amendment effected by the filing of a document with the SEC pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”)) and when such registration statement or any post-effective amendment thereto has become effective;

(ii)    of any request by the SEC for amendments or supplements to any registration statement or the prospectus included therein or for additional information;

(iii)    of the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose;

(iv)    of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Common Stock for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose;

(v)    of the happening of any event that requires the Company to make changes in any effective registration statement or the prospectus related to the registration statement in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the prospectus until the requisite changes have been made); and

(vi)    if at any time the representations and warranties of the Company contained in any underwriting agreement contemplated by Section 2.3(k) cease to be true and correct.

(h)    Use its reasonable best efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any registration statement referred to in Section 2.3(g)(iii) at the earliest practicable time.

(i)    Upon the occurrence of any event contemplated by Section 2.3(f) or 2.3(g)(v), promptly prepare a post-effective amendment to such registration statement or a supplement to the related prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Company notifies the Holders in accordance with Section 2.3(g)(v) to suspend the use of the prospectus until the requisite changes to the prospectus have been made, then the Holders and any underwriters shall suspend use of such prospectus and use their reasonable

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best efforts to return to the Company all copies of such prospectus (at the Company’s expense) other than permanent file copies then in such Holder’s or underwriter’s possession.  The total number of days that any such suspension may be in effect in any 180-day period shall not exceed 30 days.

(j)    Use best efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).

(k)    If an underwritten offering is requested pursuant to Section 2.1(a), enter into an underwriting agreement in customary form, scope and substance and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith in any underwritten offering (including making members of management and executives of the Company available to participate in “road shows,” similar sales events and other marketing activities), (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Shelf Registration Statement, prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in customary form, substance and scope, and, if true, confirm the same if and when requested, (ii) furnish the underwriters with opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in such opinions requested in underwritten offerings, (iii) obtain “comfort” letters from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Shelf Registration Statement) who have certified the financial statements included in such Shelf Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in underwritten offerings, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

(l)    Make available for inspection by a representative of Holders that are selling stockholders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested (and of the type customarily provided in connection with due diligence conducted in connection with a registered public offering of securities) by any such representative, managing underwriter(s), attorney or accountant in connection with such Shelf Registration Statement.

(m)    Cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed.

(n)    If requested by Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith, or the managing underwriter(s), if any, promptly include in a prospectus supplement or amendment such information as the Holders of a majority of the Registrable Securities being registered and/or sold in connection therewith or managing underwriter(s), if any, may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such prospectus supplement or such amendment as soon as practicable after the Company has received such request.

(o)    Timely make generally available to its stockholders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

2.4    Suspension of Sales.  During any Scheduled Black-out Period and upon receipt of written notice from the Company that a registration statement, prospectus or prospectus supplement contains or may contain an untrue

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statement of a material fact or omits or may omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such registration statement, prospectus or prospectus supplement, each Holder of Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-out Period or until such Holder has received copies of a supplemented or amended prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the prospectus and, if applicable the prospectus supplement may be resumed.  The total number of days that any such suspension may be in effect in any 180-day period (other than pursuant to any Scheduled Black-out Period) shall not exceed 30 days.

2.5    Free Writing Prospectuses.  No Holder shall use any free writing prospectus (as defined in Rule 405) in connection with the sale of Registrable Securities without the prior written consent of the Company.

2.6    Indemnification.

(a)    The Company agrees to indemnify each Holder and, if a Holder is a person other than an individual, such Holder’s officers, directors, members, partners, managers, employees, agents, representatives and Affiliates, and each person, if any, that controls a Holder within the meaning of the Securities Act (each, an “Indemnitee”), against any and all Losses (as defined below), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of material fact contained in any registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto or any documents incorporated therein by reference or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto) or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that the Company shall not be liable to such Indemnitee in any such case to the extent that any such Loss is based upon (i) an untrue statement or omission made in such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto or contained in any free writing prospectus (as such term is defined in Rule 405) prepared by the Company or authorized by it in writing for use by such Holder (or any amendment or supplement thereto), in reliance upon and in conformity with information regarding such Indemnitee or its plan of distribution or ownership interests which was furnished in writing to the Company by such Indemnitee for use in connection with such registration statement, including any such preliminary prospectus or final prospectus contained therein or any such amendments or supplements thereto, or (ii) offers or sales effected by or on behalf such Indemnitee “by means of” (as defined in Rule 159A) a “free writing prospectus” (as defined in Rule 405) that was not authorized in writing by the Company.  “Losses” means any and all losses, damages, costs, expenses (including reasonable attorneys fees and disbursements), liabilities, settlement payments, awards, judgments, fines, obligations, claims, and deficiencies of any kind, excluding special, consequential, exemplary and punitive damages, other than to the extent any such special, consequential, exemplary, or punitive damages are paid or payable to a third party.

(b)    If any proceeding shall be brought or asserted against any Indemnitee, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnitee and the payment of all reasonable fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnitee to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement, except to the extent that it shall be finally determined by a court of competent jurisdiction that such failure shall have materially and adversely prejudiced the Company.  An Indemnitee shall have the right to employ separate counsel in any such proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee or Indemnitees unless: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnitee in any such proceeding; (iii) the named parties to any such proceeding (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest exists if the same counsel were to represent such Indemnitee and the Company; or (iv) there may be one or more legal defenses available to such Indemnitee or Indemnitees that is different from or in addition to those available to the Company; provided, that the Company shall not be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnitees. The Company shall not be liable for any settlement of any such proceeding effected

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without its written consent, which consent shall not be unreasonably withheld or delayed. The Company shall not, without the prior written consent of the Indemnitee, effect any settlement of any pending proceeding in respect of which any Indemnitee is a party, unless such settlement includes an unconditional release of such Indemnitee from all liability on claims that are the subject matter of such proceeding and such settlement provides for no injunctive relief against the Indemnitee.  Subject to the terms of this Agreement, all fees and expenses of the Indemnitee (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such proceeding in a manner not inconsistent with this Section 2.6(b)) shall be paid to the Indemnitee, as incurred, within ten (10) days of written notice thereof to the Company; provided, that the Indemnitee shall promptly reimburse the Company for that portion of such fees and expenses applicable to such actions for which such Indemnitee is finally judicially determined to not be entitled to indemnification hereunder.  The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 2.6(b), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(c)    If the indemnification provided for in Section 2.6(a) is unavailable to an Indemnitee with respect to any Losses or is insufficient to hold the Indemnitee harmless as contemplated therein, then the Company, in lieu of indemnifying such Indemnitee, shall contribute to the amount paid or payable by such Indemnitee as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the Indemnitee, on the one hand, and the Company, on the other hand, in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  The relative fault of the Company, on the one hand, and of the Indemnitee, on the other hand, shall be determined by reference to, among other factors, whether the untrue statement of a material fact or omission to state a material fact relates to information supplied by the Company or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; the Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 2.6(c) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 2.6(c).  No Indemnitee guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from the Company if the Company was not guilty of such fraudulent misrepresentation.

2.7    Assignment of Registration Rights.  The rights of a Holder to registration of Registrable Securities pursuant to Section 2.1 may be assigned by such Holder to a transferee or assignee of Registrable Securities to which there is transferred no less than $1,000,000 in Registrable Securities; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

Notwithstanding the foregoing, the rights of a Holder to registration of Registrable Securities pursuant to Section 2.1 may be assigned to (A) any Affiliate of the Holder (including without limitation any Affiliated fund) under common control with the Holder’s ultimate parent, general partner or investment advisor or (B) any limited partner, member or shareholder of the Holder or limited partner, member or shareholder of the Holder’s Affiliates to which there is transferred any Registrable Securities, regardless of amount; provided, however, that the transferor shall, within ten days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the number and type of Registrable Securities that are being assigned.

2.8    Holdback.  With respect to any underwritten offering of Registrable Securities by the Investor or other Holders pursuant to Section 2.1, the Company agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Shelf Registration Statement (other than such registration or a Special Registration) covering any of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the period not to exceed 30 days prior and 90 days following the effective date of such offering as may be requested by the managing underwriter.  The Company also agrees to use its best efforts to cause each of its directors and senior executive officers to execute and deliver customary lockup agreements in such form and for such time period up to 90 days as may be requested by the managing underwriter.

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2.9    Rule 144; Rule 144A Reporting.  With a view to making available to the Investor and other Holders the benefits of certain rules and regulations of the SEC that may permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

(a)    make and keep public information with respect to the Company available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;

(b)    file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act, and if at any time the Company is not required to file such reports, make available, upon the request of any Holder, such information necessary to permit sales pursuant to Rule 144A (including the information required by Rule 144A(d)(4) and the Securities Act);

(c)    so long as the Investor or other Holders own any Registrable Securities, furnish to the Investor or such other Holders forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Investor or other Holders may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration; and

(d)    take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act.

2.10    Forfeiture.  At any time, any Holder may elect in writing to forfeit its rights set forth in this Section 2 from that date forward; provided, that a Holder forfeiting such rights shall nonetheless be entitled to participate under Section 2.1 in any Pending Underwritten Offering to the same extent that such Holder would have been entitled to if the Holder had not withdrawn; and provided, further, that no such forfeiture shall terminate a Holder’s rights or obligations under Section 2.6 with respect to any prior registration or Pending Underwritten Offering.  “Pending Underwritten Offering” means, with respect to any Holder forfeiting its rights pursuant to this Section 2.10, any underwritten offering of Registrable Securities in which such Holder has advised the Company of its intent to register its Registrable Securities either pursuant to Section 2.1(a) or Section 2.1(c) prior to the date of such Holder’s forfeiture.

2.11    Termination of Registration Rights. A Holder’s registration rights as to any securities held by such Holder (and its Affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.

2.12    Furnishing Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.1 or 2.3 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to be included in the applicable registration statement by applicable law or regulation to effect the registration of their Registrable Securities.

SECTION 3

MISCELLANEOUS

3.1    Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of North Carolina applicable to contracts made and to be performed entirely within such State.  The parties hereto irrevocably and unconditionally agree that any suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby will be tried exclusively in the U.S. District Court for the Eastern District of North Carolina or, if that court does not have jurisdiction, in any state court located in Raleigh, North Carolina and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

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3.2    Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

3.3    Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

3.4    Entire Agreement; Amendment; Waiver.  This Agreement constitutes the full and entire understanding and agreement among the parties with regard to the subjects hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by the Company and the Holders of a majority of the Registrable Securities and each Holder of at least 10% of the Company’s securities; provided, that no amendment shall by its terms diminish or negatively affect a Holders’ rights in a manner differently from any other Holder without such Holder’s consent.  Any such amendment, waiver, discharge or termination shall be binding on all the Holders of Registrable Securities, but in no event shall the obligation of any Holder of Registrable Securities hereunder be materially increased, except upon the written consent of such Holder of Registrable Securities.

3.5    Additional Parties.  Any person that acquires Registrable Securities pursuant to the terms of this Agreement and upon execution of a signature page to this Agreement shall be deemed a Holder hereunder. The addition of such other Holders shall not be deemed an amendment under Section 3.4 of this Agreement and no approval of any existing Holder or party to this Agreement other than the Company shall be required to effect such action.  The Investor consents to the provisions of this Section 3.5.

3.6    Notices, Etc.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, (ii) on the first (1st) business day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier service or (iii) on the earlier of confirmed receipt or the fifth (5th) business day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered, (x) if to a Holder, at 1408 N. Abingdon Street, Arlington, Virginia 22207, or at such other address as such Holder or permitted assignee shall have furnished to the Company in writing, or (y) if to the Company, at Four Oaks Fincorp, Inc., 6114 US 301 South, Four Oaks, North Carolina, Attention:  Ayden R. Lee, Jr., or at such other address as the Company shall have furnished to each Holder in writing.

3.7    Delays or Omissions.  No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.  Any agreement on the part of any party to any such waiver shall be valid only if set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party.

3.8    Rights; Separability.  Unless otherwise expressly provided herein, a Holder’s rights hereunder are several rights, not rights jointly held with any of the other Holder.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

3.9    Information Confidential. Each Holder acknowledges that the information received by them pursuant hereto is confidential and for its use only on behalf of the Company, and it will not use such confidential information in violation of the Securities Act or the Exchange Act or reproduce, disclose or disseminate such information to any other person (other than its partners, parent, subsidiaries, employees or agents having a need to know the contents of such information, and its attorneys), except in connection with the exercise of rights under this Agreement, unless the Company or some other party other than the Holder has made such information available to the public generally, or such Holder is required to disclose such information by a governmental body (or order thereof) or pursuant to any law,

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statute, rule or regulation. In the event any Holder becomes legally compelled in a legal proceeding (by deposition, interrogatory, request for documents, subpoena, civil investigation, demand, order or other legal process) or is required, pursuant to applicable laws or regulations, to disclose any of the contents of the confidential information, such Holder may do so without liability, provided such Holder (i) promptly notifies the Company prior to any such disclosure to the extent practicable and (ii) cooperates with the Company (at the Company’s sole expense) in any reasonable attempts it may make to obtain a protective order or other appropriate assurance that confidential treatment will be afforded the confidential information.

3.10    Expenses.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.11    Captions.  The article, section, paragraph and clause captions herein are for convenience of reference only, do not constitute part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

3.12    Counterparts; Facsimile.  This Agreement may be executed by facsimile and in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.  Such facsimile signatures shall be deemed original signatures for all purposes.

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In Witness Whereof, the parties have executed this Agreement as of the date and year first above written.

     FOUR OAKS FINCORP, INC.

     By:

     Name:

     Title:

INVESTOR

Kenneth R. Lehman

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EXHIBIT E

Subsidiaries of the Company

Four Oaks Bank & Trust Company
Four Oaks Mortgage Services, L.L.C.
Four Oaks Statutory Trust I

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